Exhibit 10.27

OFFICE LEASE

525 Market Street

San Francisco, California

KNICKERBOCKER PROPERTIES, INC. XXXIII,

Landlord

and

MEDIVATION, INC.,

Tenant

- i -

(Cont.)

- ii -

(Cont.)

- iii -

(Cont.)

- iv -

(Cont.)

- v -

OFFICE LEASE

THIS OFFICE LEASE (the “Lease”) is made and entered into as of December 28, 2011 (the “Effective Date”) by and between KNICKERBOCKER PROPERTIES, INC. XXXIII, a Delaware corporation (“Landlord”), and MEDIVATION, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant specifically agree as follows:

ARTICLE 1—DEFINED TERMS AND BASIC TERMS

The terms listed below shall have the following meanings throughout this Lease:

(a)	Landlord: Knickerbocker Properties, Inc. XXXIII, a Delaware corporation

(b)	Landlord’s Agent: Cushman & Wakefield of California, Inc., a California corporation

(c)	Tenant: Medivation, Inc., a Delaware corporation

(d)	Building: 525 Market Street, San Francisco, California

(e)	Premises: The entire rentable area of the thirty-fifth (35th) and thirty-six (36th) floors of the Building as shown on Exhibit “A” attached hereto

(f)	Rentable Office Area of Building: (1) 1,016,925 rentable square feet for purposes of determining Tenant’s Percentage Share (Direct Expenses) and (2) 1,031,952 rentable square feet for purposes of determining Tenant’s Percentage Share (Taxes)

(g)	Rentable Area of the Premises: stipulated to be 57,172 rentable square feet

(h)	Term: Eighty-four (84) months, commencing on the Commencement Date

(i)	Commencement Date: The earlier to occur of (i) one hundred eighty days (180) days after the delivery of the Premises to Tenant which date shall be extended on a day-for-day basis for Landlord Delays (as defined in Exhibit “C” attached hereto) and (ii) the date Tenant commences its business operations from the Premises. The scheduled commencement date is estimated to be June 1, 2012.

(j)	Expiration Date: The last day of the eighty-fourth (84th) full calendar month following the Commencement Date

(k)	Base Rent: The Annual Base Rent and Monthly Base Rent payable by Tenant for the Premises during the initial Term shall be as set forth in the following schedule:

Months of Lease Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Rate Per Rentable Square Foot of the Premises
1-12	$3,087,288.00	$257,274.00	$54.00	*
13-24	$3,144,460.00	$262,038.33	$55.00
25-36	$3,201,632.00	$266,802.67	$56.00
37-48	$3,258,804.00	$271,567.00	$57.00
49-60	$3,315,976.00	$276,331.33	$58.00
61-72	$3,373,148.00	$281,095.67	$59.00
73-84	$3,430,320.00	$285,860.00	$60.00

*	Subject to Section 4.0l(b).

(1)	Base Year: 2012

(m)	Tenant’s Percentage Share (Direct Expenses): 5.6220%

(n)	Tenant’s Percentage Share (Taxes): 5.5402%

(o)	Security Deposit: Letter of Credit in the initial stated amount of Five Million One Hundred Forty-Five Thousand Four Hundred Eighty Dollars ($5,145,480.00) (see Article 7)

(p)	Use: General office use consistent with the character of the Building as a first-class office building

(q)	Tenant’s Address for Notices: Until Tenant commences business operations from the Premises:

Medivation, Inc.

201 Spear Street, 3rd Floor

San Francisco, CA 94105

Attention: Patrick Machado

Thereafter:

Medivation, Inc.

525 Market Street, Suite 3600

San Francisco, California 94105

Attention: Patrick Machado

(r)	Landlord’s Address for Notices:

Knickerbocker Properties, Inc. XXXIII

c/o Cushman & Wakefield of California, Inc.

525 Market Street, Suite 1870

San Francisco, California 94105

Attn: Property Manager

With a simultaneous copy to:

Knickerbocker Properties, Inc. XXXIII

c/o J.P. Morgan Asset Management

Global Real Assets-Real Estate Americas

2029 Century Park East, Suite 4150

Los Angeles, California 90067

Attn: Asset Manager for 525 Market Street

(s)	Brokers: Cushman & Wakefield of California, Inc. for Landlord and Jones Lang LaSalle for Tenant

(t)	Other Defined Terms: Certain other defined terms are defined when they first appear within the body of this Lease

ARTICLE 2—PREMISES

2.01 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term and subject to the agreements, conditions and provisions contained in this Lease to each and all of which Landlord and Tenant hereby mutually agree. Landlord shall deliver the Premises to Tenant within ten (10) days following the mutual execution and delivery of this Lease and the failure to do so shall constitute a Landlord Delay.

2.02 Rentable Area. The Rentable Area of the Premises and the Rentable Office Area of the Building shall mean the amounts as set forth and stipulated in Article l(f) and (g), respectively. The Rentable Area of the Premises and Tenant’s Percentage Share (Direct Expenses) and Tenant’s Percentage Share (Taxes) shall not be changed during the Term except in connection with a change in the physical size of the Premises and/or Building.

2.03 Common Areas. “Common Areas” shall mean the lobby, plaza and sidewalk areas, subterranean garage and other similar areas of general access and the areas on individual floors in the Building devoted to corridors, fire vestibules, elevators, foyers, lobbies, electric and telephone closets, stairways, restrooms, mechanical rooms, janitor’s closets, and other similar facilities and shall also mean those areas of the Building devoted to mechanical and service rooms and levels servicing the Building and basement, mezzanine and penthouse service facilities.

2.04 Condition of the Premises. Except as specifically set forth in this Lease and in the Workletter Agreement attached hereto as Exhibit “C” (the “Workletter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Workletter. Except for the work to be performed by Landlord as described in the Workletter, if any, Tenant accepts the Premises in an “as is” condition.

2.05 Right of First Offer. Tenant shall have a right of first offer for certain space on the 37th floor of the Building in accordance with the terms set forth on Exhibit “G” attached hereto.

2.06 Generator. In the event Tenant desires to install a back-up generator, Landlord agrees to consider any such request in good faith, but approval thereof shall require Landlord’s consent, which consent may be conditioned or withheld in Landlord’s sole and absolute discretion.

ARTICLE 3—TERM

3.01 Term. Upon the execution of this Lease by both parties, the terms and provisions hereof shall be fully binding upon Landlord and Tenant prior to the occurrence of the Commencement Date (as hereinafter defined). The term of this Lease (the “Term”) shall commence on the Commencement Date as specified in Article l(i). Unless sooner terminated as hereinafter provided, the Term shall end on the “Expiration Date” specified in Article l(j). If Landlord does not tender possession of the Premises to Tenant on or before June 1, 2012, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and, except as otherwise provided in the Workletter, if any, Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant. No failure to tender possession of the Premises to Tenant on or before the scheduled commencement date shall: (i) in any way affect any other obligations of Tenant hereunder, or (ii) extend the Expiration Date; provided, however, that in the event Landlord has not delivered possession of the Premises by April 2, 2012, for any reason whatsoever, Tenant may on or before April 5, 2012 deliver thirty (30) days written notice to Landlord of its election to terminate this Lease, and if Landlord does not deliver the Premises to Tenant within such thirty (30) day period, Tenant may terminate this Lease by a subsequent five (5) days written notice to Landlord. In the event of such termination under this Section 3.01, Landlord shall return all funds deposited by Tenant, the Lease shall terminate as of the date set forth in Tenant’s notice, and neither party shall have further liability under this Lease. Time is of the essence in this Article 3, and all notices shall be delivered strictly in accordance with Article 30 and Article l(r).

3.02 Extension Option. Notwithstanding the foregoing, Tenant shall have the one-time option to extend the Term pursuant to the terms of Exhibit “H” attached hereto.

3.03 Acceptance of Possession. Once the Commencement Date has been determined, Landlord and Tenant shall execute an amendment to this Lease stating the Commencement Date, but failure of the parties to execute such an amendment shall have no impact on the Commencement Date. Tenant’s acceptance of possession of the Premises (whether before or after the Commencement Date) shall constitute Tenant’s acknowledgment that the Premises are in good order and satisfactory condition. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves any of its personnel and/or furnishings and/or equipment into the Premises, except to the extent that Tenant is explicitly authorized in this Lease or by Landlord’s agreement in writing to do any of the foregoing without being deemed to have accepted possession of the Premises.

ARTICLE 4—RENT

4.01 Base Rent.

(a) Tenant shall pay to Landlord for the use of the Premises an Annual Base Rent in the amount specified in Article l(k) (subject to adjustment as provided in Articles 5 and 6), payable without notice or demand in equal monthly installments in advance, beginning on the Commencement Date as set forth in Article 1(j) and on the first day of each calendar month thereafter during the Term (subject to abatement as set forth in Section 4.01(b), below) in the sum specified in Article l(k) (the “Monthly Base Rent”).

(b) Provided that there is not a continuing Event of Default beyond any applicable notice and cure periods hereunder, Landlord hereby agrees to conditionally abate Tenant’s obligation to pay Monthly Base Rent for the entire Premises for the first three (3) full calendar months of the Term (“Abated Rent”). During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event an Event of Default shall occur beyond any applicable notice and cure periods hereunder, the Abated Rent shall be immediately due and payable by Tenant and shall constitute “rent” payable hereunder.

4.02 Payment. All payments required to be made by Tenant under this Lease shall be in lawful money of the United States of America and shall be made without any setoff, deduction or counterclaim whatsoever and shall be made payable to and delivered to Landlord at the office of Landlord in the Building or such other place as Landlord may designate. Landlord shall have the right to require payments to be made in current funds transmitted by wire transfer to Landlord to a bank designated by Landlord. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the first installment of the Monthly Base Rent due hereunder.

4.03 Partial Months. If the Commencement Date is a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Monthly Base Rent for the first and last fractional months of the Term shall be prorated on the basis of the number of days elapsed of the subject month.

ARTICLE 5—DIRECT EXPENSES ADJUSTMENT

5.01 Increased Direct Expenses. The “Base Year” is that calendar year specified in Article 1(1). The Annual Base Rent payable during each calendar year of the Term subsequent to the Base Year shall be increased by Tenant’s Percentage Share (Direct Expenses) as specified in Article l(m) of any increase in “Direct Expenses,” as defined in Section 5.02, paid or incurred by Landlord during such calendar year in excess of the Direct Expenses paid or incurred by Landlord during the Base Year (which increase is hereinafter referred to as the “Increased Direct Expenses”). Landlord will endeavor to use commercially reasonable efforts to, at or after the Commencement Date and the start of any calendar year subsequent to the Base Year, notify Tenant by April 1 of the amount which Landlord estimates will be Tenant’s monthly share of Increased Direct Expenses for such calendar year, and the amount of such estimated Increased Direct Expenses shall be added to the Monthly Base Rent payments required to be made by Tenant in such year. A Statement (the “Statement”) of the Increased Direct Expenses payable by Tenant for each year subsequent to the Base Year shall be given to Tenant within a reasonable period of time after the end of each calendar year. If Tenant’s Percentage Share of any Increased Direct Expenses as shown on such Statement is greater or less than the total estimated amounts actually paid by Tenant during the year covered by such Statement, then within fifteen (15) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Increased Direct Expenses payable by Tenant during the year in which the Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which the Lease expires or is terminated bears to three hundred sixty (360), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following expiration of the calendar year in which the Lease expires or is terminated, Landlord shall give a final Statement to Tenant for such calendar year. If Tenant’s share of any Increased Direct Expenses as shown on the final Statement is greater or less than the total amounts of Increased Direct Expenses actually paid by Tenant during the year covered by the final Statement, then within thirty (30) days thereafter the appropriate party shall pay to the other party any sums owed in the manner provided above. If, after Landlord has issued a final Statement for a particular calendar year, subsequent reviews by Landlord of its books and records indicate that Landlord has undercharged Direct Expenses, or if subsequent to a calendar year Landlord determines that charges subsequently received by Landlord were reasonably attributable to such calendar year, Landlord may issue a revised final Statement, and Tenant shall, within fifteen (15) days thereafter, pay to Landlord Tenant’s Percentage Share (Direct Expenses) of the additional Increased Direct Expenses.

5.02 Direct Expenses. “Direct Expenses” as used herein shall include, without duplication, all costs, charges and expenses incurred in the course of ownership, management, administration, operation, repair and maintenance of the Building, the Common Areas and the areas adjacent thereto, including, without limitation:

(a) Wages, salaries and other compensation, expenses, benefits, and other sums payable, as well as any adjustment thereto, for employees, independent contractors and agents of Landlord.

(b) Costs and payments of service, maintenance, and inspection for landscaping, janitorial, window cleaning, rubbish removal, exterminating, elevator, escalator, life safety, security, plumbing, telecommunication, electrical and mechanical equipment or installations and the costs of purchasing or renting all such additional mechanical installations and equipment, supplies, tools, materials and uniforms.

(c) Premiums and other charges for insurance, including, without limitation, all risk, earthquake, public liability, property damage and workers’ compensation insurance, and such other insurance coverage in such amounts as Landlord, in its sole discretion, shall elect to maintain.

(d) Costs of electricity, water, gas, steam, sewer and other utility services as described in Article 9 below.

(e) Sales, use and excise taxes on goods and services purchased or furnished by Landlord.

(f) License, permit, testing and inspection costs and fees.

(g) Reasonable attorneys’, accountants’ and consultants’ fees.

(h) Fees for local civic organizations and dues for professional and trade associations, including, without limitation, any amount paid to local civic groups for the betterment of the neighborhood in which the Building is located.

(i) Fees for management and accounting services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord, not in excess of such fees typically charged by landlords of comparable properties in downtown San Francisco.

(j) The costs of any capital improvements, equipment or devices installed or paid for by Landlord (including the costs of any changes to the Building HVAC system (as defined in Section 9.01 (a)) in order to conform with any change subsequent to the Commencement Date in laws, rules, regulations, enforcement policies or requirements of any governmental or quasi-governmental authority having jurisdiction or of the Board of Fire Underwriters or similar insurance body. The reasonable annual amortization (amortized over the shorter of the useful life of the Building or the useful life of the capital improvement in question), of the cost of such improvements (which direct cost shall include interest at the Prime Rate as defined in Section 5.01 (o) on the date such cost is incurred) shall be deemed Direct Expenses in each year during the term of the amortization period.

(k) The costs of any capital improvements (including capital improvements required by law), equipment or devices installed or paid for by Landlord and reasonably intended to effect a labor saving, energy saving measure or to effect other economies in the operation or maintenance of the Building, as well as interest on the unamortized balance at the Prime Rate on the date the costs are incurred or such higher rate as may have been paid by Landlord on such borrowed funds. Such costs shall be amortized over the shorter of the useful life of the improvements, or the period over which the labor or energy saving costs equal the improvement cost.

(1) The costs of minor capital improvements or expenditures where each such improvement or expenditure costs less than Three Thousand Dollars ($3,000).

(m) The costs of (i) exterior window coverings provided by Landlord, (ii) carpeting and wall coverings in the Common Areas, and (iii) other fixtures and furnishings in Common Areas which, as a result of normal use, require periodic replacement, amortized over the useful life of such improvements (as determined by Landlord), as well as interest on the unamortized balance at the Prime Rate on the date the costs are incurred or such higher rate as may have been paid by Landlord on borrowed funds, if more than thirty-five percent (35%) of the window coverings, carpeting or furnishings are replaced during any calendar year. If thirty-five percent (35%) or less of the window coverings, carpeting or furnishings are replaced during any calendar year then the entire cost of replacing such draperies, window coverings, carpeting or furnishings shall be Direct Expenses in the calendar year the cost is incurred.

(n) Depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services which Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services.

(o) “Prime Rate” shall mean the base rate (or its equivalent) of interest announced publicly in New York, New York from time to time by Citibank, N. A. (or if Citibank, N.A. ceases to exist, the largest bank headquartered in the State of New York), but in no event in excess of the maximum rate of interest permitted by law.

(p) In determining the amount of Direct Expenses which vary with the occupancy rate of the Building, if less than one hundred percent (100%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such year, such Direct Expenses shall be determined for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been one hundred percent (100%) throughout such year.

(q) Notwithstanding anything contained herein to the contrary, Direct Expenses shall not include: (i) legal fees, brokerage fees, leasing commissions, advertising costs or other related expenses incurred by Landlord in connection with the leasing of tenant space in the Building; (ii) repairs, alterations, additions, improvements or replacements of a capital nature made to rectify or correct any material defect in the original design, materials or workmanship of the Building or Common Areas; (iii) damage and repairs attributable to fire or other casualty to the extent covered by insurance; (iv) salaries of personnel to the extent of time not actually allocated to the management, operation, administration, repair or maintenance of the Building; (v) legal fees, accounting fees and other professional expenses incurred in connection with disputes with tenants or occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Building; (vi) costs (including permits, licensing and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or licensees (excluding Common Areas) in the Building; (vii) any payments of interest or principal payable by Landlord with respect to any debts secured by a deed of trust or mortgage on the Building or the underlying real property; (viii) depreciation on the Building; (ix) all items and services for which Tenant directly reimburses Landlord or pays third persons or which Landlord provides selectively without direct reimbursement to one or more tenants or occupants of the Building (other than Tenant) which are not customary for normal office or retail use; (x) all costs incurred which are subject to direct reimbursement by other tenants of Building or other parties, including expenses for repair or replacement paid by proceeds of insurance or through condemnation awards; (xi) damage or repair to the Building necessitated by the active negligence or willful misconduct of Landlord or Landlord’s employees, contractors, or agents; (xii) compensation paid to officers or executives of the entity comprising the Landlord and who are not involved in the management of the Building; (xiii) any fines, interest or penalty assessed against Landlord by a governmental entity; and (xiv) any amounts payable by Landlord under an indemnity to a third party; (xv) any costs incurred in the ownership of the Building, as opposed to the operation and maintenance of the Building, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business, preparation of income tax returns, corporation, partnership or other business form organizational expenses, franchise taxes, filing fees, or other such expenses; (xvi) advertising and promotional expenses, brochures and holiday decorations and holiday events with respect to the Building; (xvii) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent that the costs of such services materially exceed market-based costs for such services on an apples-to-apples basis rendered by unaffiliated persons or entities of similar skill, competence and experience; (xviii) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to a willful or negligent violation by Landlord, or Landlord’s agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (xix) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building (other than services expressly contemplated by this Lease) from which Landlord receives market compensation therefor, whether or not Landlord actually makes a profit from such concession; (xx) costs incurred in connection with remediating Hazardous Substances contamination in the Building; (xxi) costs of compliance with laws where the violation existed prior to the Commencement Date; and (xxii) political contributions.

5.03 Statement of Increased Direct Expenses. The annual Statement of Increased Direct Expenses shall be made by or verified by an accounting or auditing officer of Landlord or, at Landlord’s election, by an independent certified public accountant (“CPA”). Within three (3) months after receipt of the Statement (“Audit Period”), Tenant (together with its independent certified public accountants, provided that it is a nationally recognized accounting firm which is not compensated on a contingent fee basis) shall be entitled, upon five (5) days prior written notice and during normal business hours at Landlord’s office or such other place in the San Francisco Bay area as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Direct Expenses for the calendar year for which the Statement was prepared (such year is referred to as the “Audited Year”). Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If, after inspection and examination of such books and records, which must be commenced within ten (10) days of such books and records being made available to Tenant (“Examination Period”), and conducted in an expeditious and continual manner and completed as soon as reasonably practicable thereafter, Tenant still disputes the amounts of Direct Expenses charged by Landlord, Tenant shall have thirty (30) days, by written notice to Landlord, to request an independent audit of such books and records (“Request Period”). The independent audit of the books and records shall be conducted by a CPA acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord shall designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit, within thirty (30) days following the expiration of the Request Period. The audit shall be limited to the determination of the amount of Direct Expenses for the Audited Year. If the audit discloses that the amount of Increased Direct Expenses billed to Tenant for the Audited Year was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Direct Expenses for the Audited Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Tenant shall keep any information gained from such audit confidential and shall not disclose it to any other party unless required to do so by applicable law. The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligation to pay prior to the request for an inspection and examination of Landlord’s books and records or any audit all sums due hereunder, including, without limitation, the disputed Increased Direct Expenses. If Tenant does not elect to exercise its rights to audit during the Audit Period, and does not elect to examine the books and records during the Examination Period, and does not elect to cause the books and records to be audited during the Request Period, then Landlord’s annual Statement shall conclusively be deemed to be correct, and Tenant shall be bound by Landlord’s determination.

ARTICLE 6—TAX ADJUSTMENT

6.01 Increased Taxes. The Annual Base Rent payable during each calendar year of the Term subsequent to the Base Year shall be increased by Tenant’s Percentage Share (Taxes) (as specified in Article l(n)) of any increase in taxes (“Taxes” as defined in Section 6.02) paid or incurred by Landlord during such calendar year in excess of the amount of Taxes paid or incurred by Landlord during the Base Year (which increase is hereinafter referred to as the “Increased Taxes”). Landlord will endeavor to use commercially reasonable efforts to, at or after the Commencement Date or the start of any calendar year subsequent to the Base Year, notify Tenant by April 1 of the amount which Landlord estimates will be Tenant’s monthly share of Increased Taxes for such calendar year, and the amount thereof shall be added to the Monthly Base Rent payments required to be made by Tenant in such year. Statements of the Increased Taxes payable by Tenant for each year subsequent to the Base Year shall be given to Tenant within a reasonable period of time after the end of each calendar year. If Tenant’s share of any Increased Taxes as shown on such statement is greater or less than the total amounts actually paid by Tenant during the year covered by such statement, then within fifteen (15) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Increased Taxes payable by Tenant during the year in which the Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which the Lease expires or is terminated bears to three hundred sixty (360), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following expiration of the calendar year in which the Lease expired or was terminated, Landlord shall give a final statement of Increased Taxes for such calendar year. If Tenant’s share of any Increased Taxes as shown on such final statement is greater or less than the total amounts of Increased Taxes actually paid by Tenant during the year covered by the statement, then within thirty (30) days thereafter the appropriate party shall pay to the other party any sums owed. If the State of California or the City and County of San Francisco changes the real property tax collection procedure from the existing procedure or timing, Landlord shall have the right to require Tenant to pay Tenant’s pro rata portion of such cost thirty (30) days prior to the due date of such cost.

6.02 Taxes. “Taxes” as used herein shall include all taxes, assessments and charges (including costs and expenses (including, without limitation, reasonable legal fees and disbursements) of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied upon or with respect to the Building or any personal property of Landlord, or Landlord’s interest in the Building or such personal property, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. In addition, “Taxes” shall include the costs (amortized over such period as Landlord shall reasonably determine), of any transit impact development fees, housing and child care contributions or other similar or dissimilar impositions required of Landlord by the City and County of San Francisco or the State of California and interest on the unamortized balance at the Prime Rate prevailing from time to time.

6.03 Additional Taxes. In addition to the Monthly Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon, or measured by, any rent or other amounts payable hereunder, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government of the United States or any other governmental body with respect to the receipt of such rent or other amounts; (c) upon, or with respect to, the possession, leasing, operation, management, maintenance, alteration, repair, restoration, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

6.04 Exclusion. Notwithstanding the foregoing, federal, state, and local documentary transfer taxes, gift, franchise, inheritance, gross receipts, transfer, succession and estate taxes, and income taxes shall not be included as Taxes unless any such taxes are paid for the normal use, operation, maintenance or repair of the Building, nor shall the computation of increases in Taxes for which Tenant shall pay Tenant’s Percentage Share include any amounts paid by Tenant under Section 6.03 or any amounts separately billed to a particular tenant of the Building with respect to similar matters (other than as its percentage share of increases in Taxes).

6.05 Refund. In the event that Landlord receives a cash refund of Taxes due to an overpayment, Tenant’s pro-rata share of such refund shall be credited against Tenant’s obligation to pay its pro rata share of subsequent Taxes under this Article.

ARTICLE 7—LETTER OF CREDIT

Concurrently with the execution of this Lease, Tenant shall, as security for the payment and performance of Tenant’s obligations under the Lease, deliver to Landlord an irrevocable standby letter of credit (the “Letter of Credit”), the form of which is attached hereto as Exhibit “I,” issued by Bank of America, N.A. (or such other financial institution acceptable to Landlord) with an initial stated amount of $5,145,480.00 (the “Stated Amount”). Landlord may, in its sole discretion, require that the Letter of Credit be confirmed by a financial institution satisfactory to Landlord. If, at any time, an Event of Default occurs, Landlord shall have the right to draw down on the Letter of Credit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord in accordance with this Lease, and in payment of any damages incurred by Landlord by reason of such Event of Default for which Tenant is responsible in accordance with the terms of this Lease. In such event, Tenant shall within two (2) business day following written request therefor from Landlord remit to Landlord a sufficient amount in cash to restore the Letter of Credit to the original amount or, at Landlord’s election, cause the Stated Amount to be fully reinstated to its amount immediately prior to such Event of Default. If the entire Letter of Credit has not been utilized, the remaining amount of the Letter of Credit will be delivered to Tenant or to whoever is then the holder of Tenant’s interest in this Lease, without interest, within sixty (60) days after full performance of this Lease by Tenant. Tenant shall not be entitled to any interest on the Letter of Credit. Tenant hereby waives the provisions of California Civil Code Section 1950.7, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any Events of Default with respect to the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant which led to the Event of Default. Upon the occurrence of an Event of Default, in addition to Landlord’s right to draw on the Letter of Credit in whole or in part, Tenant shall, at Landlord’s option, replace the Letter of Credit with a cash deposit equal to then outstanding Stated Amount (and the Letter of Credit shall be returned to Tenant upon such payment and the expiration of any applicable preference period). Any cash remaining in Landlord’s possession after a partial or full draw on the Letter of Credit shall be retained as an additional security deposit and the terms of this Article shall apply with respect thereto, mutatis mutandis.

ARTICLE 8—USE

8.01 General. The Premises shall be used only for general office use and for the purposes specified in Article l(p) and for no other use or purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

8.02 No Nuisance or Waste. Tenant shall not do or permit anything to be done in, or about the Premises which will in any way obstruct or interfere with the rights of Landlord and other tenants or occupants or invitees of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Building or the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Building or the Premises.

8.03 No Illegal Use. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulations, and/or requirements (collectively, “Laws”) now in force or which may hereafter be enacted or promulgated or which conflicts with any certificate of occupancy for the Building or is prohibited by the Rules and Regulations attached hereto as Exhibit “B.” Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of applicable insurance upon the Building or any of its contents, and Tenant shall, at its sole cost and expense, promptly comply with all Laws now in force or which may hereafter be in force, and with the requirements of any Insurance Services Office or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes or capital improvements not related to or affected by Tenant’s alterations or improvements. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any Law shall be conclusive of such violation as between Landlord and Tenant.

8.04 Alterations to Common Areas. If changes or alterations are made by Landlord to any portion of the Building, including, without limitation, the Common Areas, Landlord shall not thereby be subject to any liability nor shall Tenant be entitled to any compensation or any reduction or abatement of rent and such changes or alterations shall not be deemed to be a constructive or actual eviction or a breach of Landlord’s covenant of quiet enjoyment. Notwithstanding the foregoing, at all times during which Landlord, or Landlord’s employees or agents are performing such changes or alterations to any portion of the Common Area, Landlord and Landlord’s employees and agents shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use of the Premises during Tenant’s normal business hours.

8.05 Hazardous Substances.

(a) California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a “Hazardous Substance,” as defined below, has come to be located on or beneath such real property to give written notice of such condition to the owner. Tenant shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other Laws, and orders of governmental authorities with respect to Hazardous Substances. For purposes of this Section 8.05, “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively “Environmental Laws”). Landlord shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Tenant to comply with the requirements of this Section 8.05.

(b) Tenant hereby agrees to indemnify Landlord and Landlord’s officers, directors, shareholders, managers, members, partners, agents, employees, servants, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (the “Landlord Parties”) and hold Landlord and Landlord Parties harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord or Landlord Parties by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances caused by Tenant (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), any so-called federal, state or local “Superfund” or “Superlien” laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant’s violation of the covenant contained in this Section 8.05, and shall not apply to Hazardous Substances present in the Building prior to the Effective Date of this Lease. The obligations of Tenant under this Article 8.05 shall survive any expiration or termination of this Lease.

(c) Landlord hereby agrees to indemnify Tenant and Tenant’s officers, directors, shareholders, managers, members, partners, agents, employees, servants, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (the “Tenant Parties”) and hold Tenant and Tenant Parties harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant or Tenant Parties by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Building or Premises of any Hazardous Substances present in the Building prior to the Effective Date of this Lease.

ARTICLE 9—SERVICES AND UTILITIES

9.01 General. During the Term of this Lease, Landlord shall:

(a) Operate or cause the operation in season of the heating, ventilating and air-conditioning (“HVAC”) system serving the Premises from 8:00 a.m. to 6:00 p.m., Monday through Friday, except for state and national holidays which are customarily observed in San Francisco, California (“Ordinary Business Hours”), at such temperatures and in such amounts as set forth in the Design Standards attached hereto as Exhibit “D,” subject to any applicable provisions of Title 24 of the California Code of Regulations or any similar governmental, municipal or public utility rules or regulations. Any HVAC provided by Landlord to Tenant during other than Ordinary Business Hours shall be furnished only upon at least twenty-four (24) hours prior written request of Tenant and Tenant shall pay Landlord’s customary charges for such services as set forth in Section 9.02. Should other tenants in the same HVAC zone which supplies the Premises also request HVAC during such period, then Tenant’s share of the charge for such HVAC shall be the fraction of the charge which the Rentable Area of the Premises bears to the total Rentable Area of the premises of other tenants within that HVAC zone so requesting and supplied HVAC. Tenant shall also be responsible for and shall pay Landlord any additional costs (including, without limitation, the costs of installation of additional HVAC equipment, if required by Landlord) incurred because of the failure of the HVAC system to perform its function due to (i) arrangement of partitioning in the Premises or changes or alterations thereto, (ii) or from any use of heat-generating machinery or equipment, or (iii) from occupancy of the Premises exceeding one person per one hundred (100) square feet of Rentable Area, or (iv) from failure of Tenant to keep all HVAC vents within the Premises free of obstruction. Tenant at all times agrees to cooperate fully with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. Landlord, its contractors and agents throughout the Term, shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical and telephone closets; and Tenant agrees there shall be no construction of partitions or other obstructions which may interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing such installations. Tenant further agrees that neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect such mechanical installations.

(b) Provide access to water in the lavatories on each floor of the Building and, subject to any applicable provisions of Title 24 of the California Code of Regulations or any similar governmental, municipal or public utility rules or regulations governing energy consumption, make, or cause to be made, customary arrangements with public utilities and/or public agencies to furnish electric current to the Premises for Tenant’s use, in amounts sufficient for normal lighting by overhead fluorescent fixtures and for normal use of computers, computer networks (both wireless and wired), copy machines, facsimile machines and other office machines of similar electrical consumption, but not including electricity required for independent air-conditioning units, special communications equipment, special lighting or any other item of equipment which (singly) consumes more than one (1.0) kilowatt per hour at rated capacity or requires a voltage other than 120 volts single-phase (collectively “High-Consumption Equipment”). Tenant shall not install any High-Consumption Equipment in the Premises without Landlord’s written consent or otherwise exceed the electrical standards set forth on Exhibit “D” attached hereto. Landlord shall have no obligation to install dedicated circuits or other special circuitry or wiring. Tenant shall advise Landlord prior to execution of this Lease and within five (5) days after written request therefor of the nature and quantity of all lights, equipment and machines using electricity in the Premises and shall permit Landlord or its authorized agents to make periodic inspections of all facilities using electricity located within the Premises. If Landlord determines that Tenant is using electric current in excess of the amount required to be provided by Landlord pursuant to this Lease as described above, Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of such meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant shall pay Landlord within fifteen (15) days following written demand from Landlord for all such costs, in addition to the costs of excess electric current as shown by such meter.

(c) Operate, maintain, clean, light, heat, ventilate and/or air-condition, as applicable, those portions of the Common Areas available for Tenant usage and provide such staffing and supervision as Landlord determines to be necessary. Tenant waives all claims against Landlord for losses due to theft or burglary, or for damages done by unauthorized persons in the Building who are not employed by any Landlord Party. Landlord shall provide passenger elevator service in the Building on a twenty-four (24) hours per day, seven (7) days per week basis. Landlord may limit elevator service during times other than Ordinary Business Hours.

(d) Provide janitorial service on each business day (exclusive of Saturdays, Sundays and legal or union holidays), subject to access being granted to the person or persons employed or retained by Landlord to perform such work. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mailroom, or for a lavatory (other than the Common Area lavatory rooms).

(e) Subject to applicable laws and the other provisions of this Lease (including, without limitation, the Rules and Regulations attached hereto as Exhibit “B” and any reasonable modifications thereof adopted by Landlord from time to time in accordance with the terms of this Lease), Force Majeure, Landlord’s right to reasonably control access to the Building, and Section 9.04, Tenant shall have access to the Premises and Common Areas twenty-four (24) hours per day, seven (7) days per week, every day of the year.

(f) Landlord shall provide a level of security services for the Building which is comparable to the level of security services provided by owners of comparable first class office buildings in the San Francisco Financial District (“Comparable Buildings”). Notwithstanding Landlord’s agreement to provide such security services, Landlord shall in no event be liable for any claims, losses or damages in connection with the provision of, or failure to provide any such services, or the manner in which such services are provided.

(g) Landlord shall provide Building-standard suite-entry signage at the Premises and lobby directory listing.

9.02 Supplementary Services. Tenant shall pay Landlord, at the charges established by Landlord from time to time, for all supplementary services provided by Landlord or its agents to Tenant, which charges shall be payable by Tenant within thirty (30) days of demand by Landlord. Such supplementary services shall include, without limitation, freight elevator services on a first-come/first-serve basis (but no such charges for freight elevator will apply during Tenant’s move-in, maintenance, repair, janitorial, cleaning, HVAC and other services provided during hours other than Ordinary Business Hours and/or in amounts not considered by Landlord, in its commercially reasonable judgment, as standard (however, Landlord reserves the right to charge Tenant for loading dock security in accordance with Landlord’s Building-standard policies). Provided no Event of Default has occurred and is continuing, Tenant will not be charged for reasonable use of the freight elevator during Ordinary Business Hours during Tenant’s move into or move out of the Building.

9.03 Modification of Services. Landlord reserves the right, at any time and from time to time during the term, to modify, delete from or add to all or any of the services provided to Tenant hereunder so long as the services provided to Tenant hereunder are at least comparable, in quality and in type, to the services provided to tenants in other comparable high-rise office buildings in the San Francisco Financial District.

9.04 Interruption of Access, Use or Services. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, repairs, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord’s reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use of the Premises during Tenant’s normal business hours in connection therewith. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

ARTICLE 10—ALTERATIONS

10.01 General. Except as contemplated in the Workletter attached hereto as Exhibit “C”, Tenant shall neither make nor cause to be made any alterations, additions or improvements (collectively such items made or installed after the Commencement Date are referred to as “Alterations”) in, on or to any portion of the Building or the Common Areas outside of the interior of the Premises. In the event of any conflict between the terms of Exhibit “C” and the terms of this Section 10.01 as they relate to the construction of the initial Tenant Improvements (as defined in Exhibit “C”), the terms of Exhibit “C” shall govern. Tenant shall not make or suffer to be made any Alterations in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld beyond fifteen (15) business days; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations may adversely affect the structure or safety of the Building, the Building’s electrical, plumbing, HVAC, mechanical or life safety systems or may otherwise disturb any asbestos-containing materials. If such consent is granted, such Alterations must be made in compliance with this Article 10 and Section 16.02. When applying for any such consent, Tenant shall furnish complete plans and specifications for the desired Alterations, if the cost thereof is more than Twenty Thousand Dollars ($20,000) or if the proposed Alteration may affect the plumbing, electrical, HVAC, or structural systems of the Building or may otherwise disturb any asbestos-containing materials. Tenant need not obtain Landlord’s prior written approval for proposed purely cosmetic Alterations where the estimated cost is Twenty Thousand Dollars ($20,000) or less, provided that (i) such Alterations do not affect the structure or safety of the Building, the Building’s electrical, plumbing, HVAC, mechanical or life safety systems or may otherwise disturb any asbestos-containing materials, and (ii) Tenant provides Landlord with prior written notice of the nature and scope of the proposed Alterations as required in Section 10.02. If Landlord so requests, upon completion of such Alterations, Tenant shall furnish to Landlord “as-built” plans for such Alterations. Subsequent to obtaining Landlord’s consent and prior to commencement of construction of the Alterations, Tenant (a) shall deliver to Landlord, the building permit and a copy of the executed construction contract covering the Alterations, (b) shall, at its expense, obtain all permits, approvals and certificates required by governmental or quasi-governmental bodies, and (c) shall furnish to Landlord duplicate original policies of Workers’ Compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alterations) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts (except that Workers’ Compensation shall be in statutory amounts) as Landlord reasonably may require, naming Landlord and its agents, any lessor under any Superior Lease and any mortgagee of a Mortgage (as such terms are hereinafter defined), as additional insureds. If any such Alterations involve disturbing any asbestos-containing materials, Tenant shall deliver to Landlord all necessary documentation relating to such work and the proper handling and disposal of such asbestos-containing materials. Tenant shall pay to Landlord upon demand a review fee (the “Review Fee”) in the amount of the higher of Two Hundred Dollars ($200) or three percent (3%) of the construction cost of the Alterations to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the Alterations, provided that Landlord’s construction review fee for the initial Tenant Improvements shall be as set forth in the Work Letter. If Landlord consents to the making of any Alterations, the same shall be made by Tenant at Tenant’s sole cost and expense; provided, however, that Tenant’s general contractor, subcontractor or persons selected by Tenant to make the same must first be approved in writing by Landlord. Tenant shall provide, at its expense, such completion, performance and/or payments bonds as Landlord considers in its commercially reasonable judgment necessary with respect to such construction work. Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may reasonably require and shall provide Landlord with a certificate of such policy before commencing any work at the Premises. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, designed and constructed in a first-class manner and shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, shall be subject to supervision by Landlord or its employees, agents or contractors and shall be of equal or better quality than the then existing installation or Building Standard materials. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. At Landlord’s option, Landlord may elect to construct the Alterations desired by Tenant. If Landlord so elects, Tenant shall reimburse Landlord for any and all costs thereof (including, without limitation, the costs of design, labor, materials and equipment) plus the Review Fee and a construction fee equal to the higher of Two Hundred Dollars ($200) or five percent (5%) of the total cost of construction of the Alterations, within thirty (30) days after receipt of Landlord’s invoice. Failure of Tenant to pay the invoiced costs within such thirty (30) day period shall constitute a default under the terms of this Lease in like manner as failure to pay rent when due. In the event of any such failure of Tenant to pay such costs when due, Landlord shall thereby be entitled without cost, obligation or liability of any kind or in any amount whatsoever, to discontinue the construction of any Alterations. Should Landlord elect to exercise such right to discontinue construction, Tenant shall be and remain liable to Landlord for any and all portions of the Alterations completed or partially completed at the time of the discontinuing of construction and for any additional items of loss, expense or damage incurred by Landlord. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Building including structural members in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g. ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements, provided that Landlord informs Tenant in advance of incurring such costs and obtains Tenant’s written instruction to go forward with the proposed Alterations. Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except Tenant shall, upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove (i) all or any portion of any Alterations made by Tenant which are not customary for general office use in a Class A office building, (ii) any Alterations for which no Landlord consent was required hereunder at the time of its installation, or (iii) any Alterations designated by Landlord to be removed at the time Landlord consented thereto, and Tenant shall forthwith and with all due diligence, and at its sole cost and expense, repair and restore the Premises (and any damage to the Building caused by such removal) to their original condition, reasonable wear and tear excepted.

10.02 Notice. If Landlord approves Tenant’s proposed Alterations, subsequent to Tenant’s receipt of such approval Tenant shall give Landlord at least fifteen (15) days prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement in order to enable Landlord to post and record notices of nonresponsibility. Tenant shall keep the Premises, Common Areas, Building and the real property upon which the Building is situated free from any liens or violations arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien is placed upon the Building, Tenant shall within the later of (i) twenty (20) days of notice thereof and (ii) five (5) business days prior to when a lienholder could first file a legal action to realize on its rights under its lien, cause such lien to be discharged of record, by bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged, and Landlord’s expense in so doing, including bond premiums, reasonable attorneys’ fees and filing fees, shall be immediately due and payable by Tenant.

10.03 Labor Relations. No construction, alteration, addition, improvement or decoration of the Premises by Tenant shall interfere with the harmonious labor relations in existence in the Building, and should such interference occur all such work shall be halted immediately by Tenant until such time as construction can proceed without any such interference.

10.04 Indemnity. Without limiting the generality of the provisions of Section 13.02 hereof, Tenant shall indemnify Landlord and Landlord’s Agent (as defined in Article l (b)) against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises, the Common Areas or the Building, whether or not Tenant obtained Landlord’s permission to have such work done, labor performed, or materials or supplies furnished.

10.05 Specialty Alterations. For purposes of this Lease the term “Specialty Alterations” shall mean Alterations consisting of the kitchen, executive bathrooms, raised computer floors, computer installations, data/telecommunications cabling and wiring, vaults, libraries, internal staircases, dumbwaiters and other Alterations of similar kind or character. Notwithstanding anything contained in this Article 10 to the contrary, Landlord, upon written notice to Tenant given at least thirty (30) days prior to the Expiration Date or earlier end of the Term, may require Tenant to remove any of Tenant’s Specialty Alterations, and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal.

10.06 Security System. Subject to applicable Laws, Tenant shall have the right to install, at Tenant’s sole cost and expense, a separate security system for the Premises (the “Security System”); provided, however, that the plans and specifications for any such system shall be subject to Landlord’s reasonable approval, and the installation of such system shall otherwise be subject to the terms and conditions of this Article 10. Tenant shall at all times provide Landlord and any applicable fire or other emergency response personnel with the necessary codes and/or keys to disarm the Security System and will provide Landlord with a contact (available on a 24/7 basis) who is familiar with the functions of the alarm system in the event of a malfunction. Tenant will remove all of those portions of the security system installed by Tenant in the Premises upon the expiration or earlier termination of this Lease and repair any and all damage to the Premises and Building caused by such removal in accordance with this Article 10.

ARTICLE 11—REPAIRS

No representations, except as contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in a tenantable and good condition. Tenant shall take good care of the Premises and shall make all repairs (within the Premises (specifically excluding any repairs to the Building exterior, the roof, the roof membrane, if applicable, the structure, foundation or walls of the Building or life safety, mechanical, electrical or other systems serving the Premises) as and when Landlord deems reasonably necessary in order to preserve the Premises in good working order and condition. In addition, Tenant shall reimburse Landlord, within thirty (30) days following written request therefore from Landlord, for the cost of any and all structural or nonstructural repairs, replacements or maintenance necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Unless otherwise caused by the gross negligence or willful misconduct of Landlord and/or Landlord Parties, Landlord shall not be liable for, and there shall be no abatement of rent with respect to any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises, the Common Areas or the Building or in or to the fixtures, appurtenances or equipment therein. Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code, and instead, all improvements, repairs and/or maintenance expenses incurred on the Premises shall be at the expense of Tenant, and shall be considered as part of the consideration for leasing the Premises. All damages or injury done to the Premises by Tenant or by any person who may be in or upon the Premises with Tenant’s consent or at Tenant’s invitation, shall be repaired with material of equal or better quality than the then existing installation of Building Standard materials paid for by Tenant, and Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as when accepted by Tenant, reasonable wear and tear and damage by insured casualty excepted.

ARTICLE 12—ASSIGNMENT AND SUBLETTING

12.01 General. Except as set forth in Section 12.07, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided Tenant complies with the terms and provisions of this Article 12: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof (all of the foregoing, excluding transactions covered by Section 12.07 below, are hereinafter sometimes referred to collectively as “Transfer” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). Subject to the provisions of this Lease and this Article 12, Landlord shall not withhold its consent to a proposed Transfer so long as no Event of Default (beyond any applicable notice and cure period hereunder) then exists, the use of the Premises by the proposed Transferee would be permitted under Section 8.01 hereof, and the proposed Transferee is of good business reputation and of sound financial condition, as reasonably determined by Landlord. Tenant acknowledges, however, that one or more existing or future mortgagees of a Mortgage affecting the Premises may have the right to approve any such Transfer, before Tenant may carry it out, and that, whenever such is the case, it shall be reasonable for Landlord to withhold its consent under this Section 12.01 to the Transfer if any such mortgagee withholds its consent thereto. Any Transfer without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default. The acceptance of any Monthly Base Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Transfer by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or such other transferor to comply with the provisions of this Article 12. Except as set forth in Section 12.07, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment of this Lease by Tenant. The phrase “controlling percentage” shall mean the ownership of, and the right to vote, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded through an exchange or over the counter. Except as set forth in Section 12.07, if Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning a total of fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Lease by Tenant. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant. Except as set forth in Section 12.07, if Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any Transfer, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do pursuant to this Lease which requires Landlord’s consent, then Tenant shall pay Landlord’s reasonable processing fee (not to exceed $1,500 per request) and shall reimburse Landlord for all reasonable attorneys’ fees incurred in connection therewith.

12.02 Notice and Procedure. If at any time or from time to time during the Term, Tenant desires to Transfer all or any part of the Premises (except as set forth in Section 12.07) then at least fifteen (15) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Transfer Notice”) which shall set forth the name, address and business of the proposed Transferee, information (including financial statements and references) concerning the character of the proposed Transferee, a detailed description of the space proposed to be Transferred (the “Transfer Space”), any rights of the proposed Transferee to use Tenant’s improvements and the like, the Transfer Date, the proposed use for the Transfer Space, the term and the fixed rent and/or other consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail. Landlord shall have the option, exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord’s receipt of the Transfer Notice (a) in the case of a Transfer (other than a sublease or transactions covered by Section 12.07), to terminate this Lease as to the Transfer Space as of the Transfer Date set forth in Landlord’s notice, in which event Tenant shall be relieved of all further obligations hereunder as to the Transfer Space as of the Transfer Date; or (b) in the case of a sublease other than as covered by Section 12.07, to sublease the Transfer Space from Tenant upon the terms and conditions set forth in the Transfer Notice. If Landlord exercises its option to sublet the Transfer Space, Tenant shall sublet the Transfer Space to Landlord upon the terms and conditions contained in the Transfer Notice; provided, however, that: (i) Landlord shall at all times under such sublease have the right and option further to sublet the Transfer Space without obtaining Tenant’s consent or sharing any of the economic consideration received by Landlord in which event Tenant shall be relieved of all further obligations hereunder as to the Transfer Space as of the date of such further sublease (but only during the term of such further sublease); (ii) the provisions of Article 8 shall not be applicable thereto; (iii) Landlord and its tenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the Transfer Space; (iv) Tenant shall have no right of setoff or abatement or any other right to assert a default hereunder by reason of any default by Landlord under such sublease; and (v) Landlord’s liability under such sublease shall not be deemed assumed or taken subject to by any successor to Landlord’s interest under this Lease. No failure of Landlord to exercise either option with respect to the Transfer Space shall be deemed to be Landlord’s consent to the Transfer of all or any portion of the Transfer Space. If Landlord does not exercise either option, Tenant shall be free to Transfer the Transfer Space to any entity or person upon receipt of Landlord’s prior written consent, which cannot be unreasonably withheld, conditioned, or delayed but only if Tenant’s proposed Transfer complies with the terms and provisions of this Article 12 and each of the following conditions:

(a) No Event of Default beyond any applicable notice and cure period hereunder then exists under this Lease;

(b) The Transfer shall be on the same terms set forth in the Transfer Notice given to Landlord;

(c) No Transfer shall be valid, and no Transferee shall take possession of the Transfer Space, until an executed counterpart of the Transfer has been delivered to Landlord;

(d) No Transferee shall have a right further to Transfer without the consent of Landlord (which may be withheld or conditioned in Landlord’s sole and absolute discretion);

(e) Any proposed subletting would not result in more than two subleases of portions of the Premises being in effect at any one time during the Term;

(f) [Intentionally Deleted];

(g) No Transferee shall be an existing tenant in the Building unless Landlord does not have a comparable amount of space in the Building then available for direct lease;

(h) No Transferee shall be a governmental entity or otherwise immune from the jurisdiction of the courts of the State of California;

(i) No proposed Transfer would result in an increase in the number of people in excess of one person per each 225 rentable square feet in the Premises, or would cause an increase in Landlord’s Direct Expenses over the amount of such Direct Expenses existing prior to such Transfer unless such proposed Transferee agrees to pay such increase in Direct Expenses.

12.03 Continuing Liability of Tenant. Regardless of Landlord’s consent, no Transfer shall release Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease.

12.04 Bankruptcy. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section 12.04 Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and nonappealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.05. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

12.05 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 12.05, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent, and other consideration received from such Transferee in excess of the rent, additional rent and other consideration payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual, reasonable and documented expenses incurred by Tenant for (i) any changes, alterations and improvements made to the Premises (whether hard or soft costs) and/or any tenant improvement allowance or other commercially reasonable concession provided by Tenant to the Transferee, in connection with the Transfer, (ii) any brokerage commissions and advertising and marketing expenses in connection with the Transfer, (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord’s consent thereto, and (iv) any fees, costs, expenses and charges paid to Landlord for consent or review of the proposed Transfer. The Transfer Premium shall not apply to any Transfer to an Affiliate. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee in connection with such Transfer.

12.06 Limitation on Remedies. Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section 12.05 waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed Transfer as provided for in this Article 12. Tenant’s sole and exclusive remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunctive relief or declaratory judgment. Tenant acknowledges that Tenant’s rights under this Article 12 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

12.07 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, none of (i) an assignment to a transferee of all or substantially all of the stock (or interests) or assets of Tenant, (ii) the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, (iii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, (iv) an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant (which term is defined to mean an entity which is controlled by, controls, or is under common control with, Tenant), and (v) a sale or transfer of the memberships, interests or stock if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for which Tenant receives substantially all the proceeds thereof, or (2) Tenant is, or in connection with the proposed transfer becomes, a publicly traded entity, shall be deemed a Transfer under Article 12 of this Lease (and no Transfer Premium shall be payable to Landlord in connection therewith), provided that Tenant notifies Landlord of any such assignment or sublease within twenty (20) days after such assignment or subletting and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iv) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease and that such transferee or Affiliate shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) in an amount which is at least $35,000,000. “Control,” as used in this Section 12.07, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.

ARTICLE 13—INDEMNIFICATION AND LANDLORD LIABILITY

13.01 Waiver of Liability. Neither Landlord nor any of the Landlord Parties nor any Superior Lessor (as hereinafter defined) (collectively, the “Indemnitees”) shall be liable or responsible in any way for, and Tenant hereby waives all claims against the Indemnitees with respect to or arising out of: any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any Tenant Parties or any other person, from any causes whatsoever (except to the extent caused by the willful misconduct or gross negligence of an Indemnitee); or for any loss or damage or injury to any property outside or within the Premises belonging to Tenant or the Tenant Parties or any other person, unless such injury or damage is to property not covered by insurance carried by Tenant and is caused solely by the gross negligence or willful misconduct of the Indemnitees. Without limiting the generality of the foregoing, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, none of the Indemnitees shall be liable for (i) any loss or damage for which the Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair or (ii) any consequential, punitive, exemplary, speculative, treble or other similar measure of damages.

13.02 Indemnity. Tenant shall hold the Indemnitees harmless and defend the Indemnitees from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause whatsoever other than to the extent caused by gross negligence or willful misconduct of the Indemnitees, their employees or agents; and (b) occurring in, on, or about any part of the Building other than the Premises, to the extent such damage, injury, illness or death shall be caused by the negligence or willful misconduct of Tenant or the Tenant Parties. The provisions of this Article 13 shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination. References herein to the Indemnitees shall include their respective agents and employees.

13.03 Landlord Liability. Neither Landlord’s Agent nor the Landlord Parties shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Landlord Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building and Tenant shall not look to the property or assets of any of the Landlord Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

13.04 Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

ARTICLE 14—DESTRUCTION OR DAMAGE

In the event of a fire or other casualty in the Premises, as soon as Tenant becomes aware, Tenant shall immediately give notice thereof to Landlord. The following provisions shall apply to fire or other casualty occurring in the Premises and/or the Building:

(a) If the damage is limited solely to the Premises and the Premises can be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall be obligated to rebuild the same excluding Tenant’s Specialty Alterations, if any, and shall proceed diligently to do so; provided, however, that Landlord shall have no obligation to repair or restore Tenant Improvements installed in the Premises by Tenant or by Landlord except to the extent that Landlord has received insurance proceeds from either Landlord’s or Tenant’s casualty insurer, sufficient for such purposes and for all other restoration and repair purposes or unless Tenant pays all costs and expenses related to the reconstruction of uninsured or underinsured Tenant Improvements.

(b) If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and the Premises and the Building can both be made tenantable with all damage repaired within nine (9) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, Landlord shall be obligated to do so; provided, however, that Landlord shall have no obligation to repair or restore improvements installed in the Premises by Tenant except to the extent that Landlord receives insurance proceeds sufficient for such purpose and for all other restoration and repair purposes.

(c) If neither clause (a) nor (b) above applies, Landlord shall notify Tenant within sixty (60) days after the date such damage or destruction is adjusted by Landlord and Landlord’s casualty insurer and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice; provided, however, that Landlord shall have the right to elect to reconstruct the Building and the Premises, in which event Landlord shall notify Tenant within such sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease, except as expressly set forth below.

(d) During any period when the Premises, as a result of destruction or damage, are unusable and are actually unused by Tenant, rent shall abate proportionately, as reasonably determined by Landlord in good faith, on a day for day basis, until such time as the Premises are made tenantable, and no portion of the rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Premises or the Building. In addition, there shall be no abatement of rent attributable to the time period following the repair of damage to the Premises by the Landlord where the Premises would have been otherwise reasonably deemed available for Tenant’s occupancy, except for reconstruction of the Tenant Improvements where such reconstruction did not or has not occurred because of the failure of Tenant to pay to Landlord, or cause to be paid to Landlord, prior to the commencement of the anticipated repairs and reconstruction, an amount sufficient to pay for the cost of the anticipated repair and/or reconstruction or because of any other delays caused by Tenant.

(e) The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, insured by Landlord, shall belong to and be paid to Landlord subject to the rights of any Superior Lessor or any mortgagee of any Mortgage which constitutes an encumbrance.

(f) Tenant waives California Civil Code Sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.

(g) Notwithstanding the foregoing, Landlord shall have no obligation to rebuild the Premises in the event of damage or destruction of the Premises occurring during the last two (2) years of the Term (excluding unexercised options).

(h) Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease by written notice to Landlord in the event that the Premises are damaged to the extent that Tenant’s use of the entire Premises is materially impaired, and the restoration of the Premises is not substantially completed within one hundred eighty (180) days of the date of the casualty.

(i) In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Term, and, in the reasonable opinion of Landlord, the damage or destruction to the Premises or Building cannot be repaired by the date which is six (6) months prior to the Expiration Date, then notwithstanding anything contained in this Article, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

ARTICLE 15—WAIVER OF SUBROGATION

Tenant and Landlord agree that insurance required to be carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its rights to subrogation against the other party, its agents, officers and employees for any loss or damage to its property or to the property of others covered by insurance. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

ARTICLE 16—RULES AND REGULATIONS

16.01 Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations of the Building now in effect, a copy of which is attached hereto as Exhibit “B” and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference. Landlord shall apply the Rules and Regulations of the Building in a professional, good faith manner. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, this Lease shall govern.

16.02 Certain Fireproofing and Insulating Materials. Tenant acknowledges that certain fire-proofing and insulating materials used in the construction of the Building contain asbestos and other hazardous substances (collectively “asbestos”). If any governmental entity promulgates or revises a statute, ordinance, code, rule or regulation, or imposes mandatory or voluntary controls or guidelines with respect to such asbestos-containing materials or if Landlord otherwise so elects, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such asbestos-containing materials; provided that Rent shall abate in proportion to the extent to which Landlord’s work in the Premises materially interferes with Tenant’s use. Such compliance or the making of alterations, and the removal of all or a portion of such asbestos-containing materials, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any rent due under this Lease, constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment.

16.03 Asbestos. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) in the Building. Attached hereto as Exhibit “F” is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code.

ARTICLE 17—ENTRY BY LANDLORD

17.01 Entry to the Premises. Landlord, its agents, contractors or employees may enter the Premises at reasonable hours to: (a) inspect the same; (b) exhibit the same to Superior Lessors, prospective purchasers, lenders or (during the last six (6) months of the Term) to tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) supply janitorial service and any other service to be provided by Landlord to Tenant hereunder or to any other tenant of the Building; (e) post notices of nonresponsibility; and (f) make repairs required of Landlord under the terms hereof or which Landlord deems necessary or desirable or make repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Landlord agrees to use commercially reasonable efforts to give one (1) business day’s prior notice (which may be oral or delivered by email) with respect to (b) above. Provided Tenant is not then in default hereunder, with all notices having been given and all cure periods having lapsed, when Landlord exercises its entry rights hereunder, Landlord and any invitees permitted hereunder shall check-in with Tenant’s receptionist, and Tenant shall have the right to accompany Landlord. Except to the extent caused by the active negligence or willful misconduct of Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas agreed upon in writing by Tenant and Landlord). Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises, and no entry to the Premises obtained by Landlord by any of such means shall under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

17.02 Alterations to Building. Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or Premises or (b) reduce the Rentable Area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

ARTICLE 18—DEFAULT

18.01 Events of Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) abandonment of the Premises for a continuous period in excess often (10) business days; (b) failure by Tenant to pay any rent, including Tenant’s Percentage Share of Increased Direct Expenses and Increased Taxes, when and as the same becomes due and payable which failure continues for three (3) calendar days after written notice thereof from Landlord; (c) failure by Tenant to pay any other sum when and as the same becomes due and payable if such failure continues for more than ten (10) days after written notice thereof from Landlord; (d) failure by Tenant to comply with Section 25.01 or Article 28; (e) failure by Tenant to perform or observe any other obligations of Tenant hereunder, or to comply with the Rules and Regulations described in Article 16, if such failure continues for more than ten (10) days after written notice thereof from Landlord, unless such default cannot reasonably be cured within such ten (10) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and, having so commenced, shall thereafter prosecute or complete with due diligence and dispatch the curing of such default; (f) the making by Tenant of a general assignment for the benefit of creditors, or the admission of its inability to pay its debts as they become due or the filing of a petition, case or proceeding in bankruptcy, or the adjudication of Tenant bankrupt or insolvent, or the filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of an answer admitting or failing reasonably to contest the material allegations of a petition filed against it in any such proceeding, or the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (g) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (h) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days. All written notices under this Section 18.01 may be delivered to and served upon Tenant in the manner, form and substance specified in California Code of Civil Procedure Section 1161 et seq., and Tenant shall not be entitled to any subsequent notices thereunder.

18.02 Landlord’s Remedies. If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice), Tenant’s right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rent and all other sums payable by Tenant under this Lease (together with interest thereon at the rate set forth in Section 18.04 hereof) and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Should Landlord terminate this Lease pursuant to the provisions of this Section, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code or any successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate set forth in Section 18.04 hereof. The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

18.03 Rent Computation. For purposes of computing unpaid rent which would have accrued and become payable under this Lease, unpaid rent shall consist of the sum of:

(a) the total Monthly Base Rent for the balance of the Term; plus

(b) Tenant’s Percentage Share of Increased Direct Expenses and Increased Taxes for the balance of the Term. For purposes of computing Increased Direct Expenses the Direct Expenses for the calendar year of the default and each future calendar year in the Term shall be assumed to be equal to the Direct Expenses for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, All Items, 1982-84 equals 100) for the metropolitan area or region of which San Francisco, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

18.04 Interest. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid when the same shall have become due and payable shall bear interest at the rate of two percent (2%) over the Prime Rate, or at the highest rate legally permitted, whichever is less, from the date that the same became due and payable until paid, whether or not demand be made therefor.

18.05 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Monthly Base Rent or Increased Direct Expenses or Increased Taxes will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by an encumbrance covering the Premises. Therefore, if any installment of Monthly Base Rent or Increased Direct Expenses or Increased Taxes due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

18.06 Lease Continues Until Termination. If Tenant has breached this Lease and abandoned the Premises, Landlord may elect to exercise its rights pursuant to California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations) and to continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

18.07 Remedies Cumulative. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

18.08 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under California Code of Civil Procedure Section 1179 and any present or future law to redeem the Premises or to continue the Lease after being disposed or ejected from the Premises.

ARTICLE 19—LANDLORD’S RIGHT TO CURE DEFAULTS

All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Monthly Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant’s part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed additional rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

ARTICLE 20—ATTORNEYS’ FEES

In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and the reasonable fees of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable.

ARTICLE 21—HOLDING OVER

If Tenant shall remain in possession after the expiration or sooner termination of this Lease with Landlord’s consent (which Landlord may withhold in its sole and absolute discretion), all of the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant shall remain in possession insofar as the same are applicable; provided, however, that if Tenant remains in possession without Landlord’s prior written consent, the Monthly Base Rent shall be one and one half (1.5) times the Monthly Base Rent payable for the last month of the Term for the first two (2) months of Tenant’s holdover, and thereafter two (2) times the sum of the Monthly Base Rent payable for the last month of the Term, prorated in either instance on a daily basis for each day that Tenant remains in possession. Tenant shall indemnify Landlord and Landlord’s Agent against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant. If Tenant remains in possession with Landlord’s written consent, such tenancy shall be from month to month, terminable by either party on not less than thirty (30) days’ written notice.

ARTICLE 22—WAIVER

The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained or in the Rules and Regulations shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 23—EMINENT DOMAIN

23.01 Taking of Premises. If all or any part of the Premises shall be taken by any public or quasi public authority as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of such taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall, in Landlord’s judgment, be of such extent and nature as substantially to handicap, impede and impair Tenant’s use of the balance of the Premises. If a material part of the Building is condemned or taken or if substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be necessary or desirable as a result of such condemnation or taking, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of taking.

23.02 Condemnation Award. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, and any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for moving expenses, loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant’s expense (and not with the proceeds of the Tenant Allowance, if any), provided, however, that no such claim shall diminish or adversely affect Landlord’s award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this Section 23.02, Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid for the fee as a result of any such taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Base Rent thereafter to be paid shall be equitably reduced by Landlord. Each party waives the provisions of

California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

23.03 Temporary Taking. If all of the Premises shall be condemned or taken for governmental occupancy for a period of more than six (6) months, this Lease shall terminate as of the date of taking and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith. If all or any part of the Premises shall be taken by any public or quasi-public authority on a temporary basis for a period of six (6) months or less, this Lease shall remain in full force and effect. Tenant’s rent hereunder shall be abated for the period of the temporary taking and Landlord shall be entitled to any and all compensation, damages, income, rent, awards and interest in connection therewith.

ARTICLE 24—SALE BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building and the assumption by the buyer of all Landlord’s obligations under this Lease, the same shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. In addition, Tenant’s right of recovery as to any pre-existing agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant shall be expressly limited to the net proceeds of sale actually received by Landlord. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

ARTICLE 25—SUBORDINATION

25.01 Subordination of this Lease. Unless Landlord or any lender holding a lien which affects the Premises elects otherwise, this Lease shall be subject and subordinated at all times to: (a) all ground or underlying leases which now or hereafter may affect the Building (a “Superior Lease”), and (b) the lien of all mortgages and deeds of trust (a “Mortgage”) in any amount or amounts whatsoever now or hereafter placed on or against the Building, on or against Landlord’s interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing: (i) in the event of termination for any reason whatsoever of any such Superior Lease, Tenant shall, if requested, attorn to the landlord of any such Superior Lease (the “Superior Lessor”), or, if requested, enter into a new lease for the balance of the original or extended Term then remaining, upon the same terms and provisions as are contained in this Lease; (ii) in the event of a foreclosure of any such Mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, or the giving of any deed in lieu of such foreclosure, Tenant shall, if requested, attorn to the purchaser at such foreclosure sale or other action or proceeding, or to the grantee under any such deed given in lieu of foreclosure, or, if requested, enter into a new lease with such successor to Landlord’s interest for the balance of the original or extended Term then remaining upon the same terms and provisions as are in this Lease contained (it being understood, however, that no such successor to Landlord’s interest shall be bound by any payment of rent or any other charges under this Lease, other than security deposits, made more than one (1) month in advance, or by any amendment to or modification of this Lease made without such successor’s consent); and (iii) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such deed, to such Superior Leases, and to the lien of any such Mortgages as may reasonably be required by Landlord. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by any lender to effectuate any subordination.

25.02 Subordination of Mortgage. Notwithstanding anything to the contrary set forth above, any mortgagee under any Mortgage may at any time subordinate its Mortgage to this Lease in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such Mortgage shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the Mortgage.

25.03 Subordination and Non-Disturbance Agreement. Landlord shall use commercially reasonable efforts to request a non-disturbance agreement from Landlord’s first priority mortgage lender (on such lender’s standard form) for the benefit of Tenant. Landlord shall not be in breach of this Lease or incur any obligation to Tenant if, for any reason whatsoever, such lender refuses to enter into a non-disturbance agreement. All costs and expenses (including, without limitation, Landlord’s and lender’s legal fees and all costs of recordation) incurred in requesting, obtaining, negotiating and/or recording any non-disturbance agreement shall be borne by Tenant.

ARTICLE 26—NO MERGER

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

ARTICLE 27—SURRENDER OF PREMISES

At the end of the Term or upon sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, reasonable wear and tear and damage by insured casualty excepted. Tenant may, upon the termination of this Lease, remove all movable partitions of less than full height from floor to ceiling, as well as counters and other trade fixtures installed by Tenant, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord. Upon request by Landlord unless otherwise agreed to in writing by Landlord, or as otherwise provided in Article 10 above, including without limitation, any cable, Tenant, at its cost, shall remove any or all permanent improvements or additions to the Premises installed by Tenant and all movable partitions, counters, and other trade fixtures which may be left by Tenant and repair any damage resulting from such removal. Tenant’s removal obligations with respect to the initial Tenant Improvements shall be governed by the Workletter.

ARTICLE 28—ESTOPPEL CERTIFICATE

At any time and from time to time, but in no event on less than five (5) days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate in the form of Exhibit “E” attached hereto (“Estoppel Certificate”), certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the Commencement Date and Expiration Date of this Lease; (c) whether to the best knowledge of Tenant there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) Tenant is not in default under the Lease nor does any event exist which, with the passage of time or the giving of notice or both would constitute an Event of Default; except as to defaults specified in the certificate; (h) the amount of any security deposit and prepaid rent; and (i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any Mortgage affecting the Building or any part thereof. If Tenant fails to deliver the executed certificate within five (5) days after receipt thereof by Tenant, then Tenant shall be deemed to have accepted the Premises and it shall be an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 29—NO LIGHT, AIR OR VIEW EASEMENT

Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

ARTICLE 30—NOTICES

All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when sent by nationally recognized overnight courier, facsimile machine (to the extent receipt of such facsimile is acknowledged by the addressee) or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: prior to the date on which Tenant accepts possession of the Premises, at Tenant’s address prior to occupancy set out in Article l(q), and thereafter to Tenant at the address for Tenant set out in Article l(q), or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the addresses specified in Article l(r), or to such other places as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupying the same, then such service may be made by attaching the same to the main entrance of the Premises.

ARTICLE 31—INTENTIONALLY DELETED

ARTICLE 32—SUCCESSORS

All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this Article 32 shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article 12.

ARTICLE 33—INSURANCE

33.01 Liability Insurance. Tenant shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Tenant is named as the insured and Landlord, Landlord’s Agent and any lessors and mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds and under which the insurer agrees to indemnify and hold the Landlord, Landlord’s Agent and all applicable lessors and mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Four Million Dollars ($4,000,000), which can be satisfied with a combination of General Liability and Umbrella/Excess Liability limits. The policy shall contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant’s and Tenant’s employees’ use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once each year, if, in the opinion of Landlord’s lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance consultant.

33.02 Tenant’s Property Insurance. Tenant at its cost shall maintain on all of its personal property, Tenant Improvements (as defined in the Workletter) (whether constructed by Landlord or Tenant), and Alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with theft, vandalism and malicious mischief endorsements, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property or the restoration of such tenant improvements or alterations. The “full replacement value” of the improvements to be insured under this Article 33 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

33.03 Worker’s Compensation Insurance. Tenant shall maintain Worker’s Compensation and Employer’s Liability insurance as required by law.

33.04 Business Interruption Insurance. Tenant shall maintain loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils but in no event in an amount less than the Base Monthly Rent and all additional rent payable hereunder for six (6) months.

33.05 Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, subject to thirty (30) days prior notice.

33.06 Insurance Criteria. All the insurance required under this Lease shall:

(a) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A-VI status as rated in the most recent edition of Best’s Insurance Reports.

(b) Be issued as a primary policy.

(c) Contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy.

(d) With respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Article 15.

33.07 Evidence of Coverage. A certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

33.08 Landlord’s Insurance. Landlord shall carry the types of insurance, and with such reasonable coverage limits as are normally and customarily carried by sophisticated landlords of Comparable Buildings, and the cost thereof shall be included in Direct Expenses.

ARTICLE 34—BUILDING DIRECTORY

Landlord shall maintain in the lobby of the Building a directory containing the names of Tenant and other tenants of the Building. Tenant shall be entitled, at no additional cost, to initially list on such directory its name and that of its employees and permitted subtenants as Tenant desires, provided, the number of names so listed shall be in the same proportion to all names listed on such directory as the Rentable Area of the Premises bears to the Rentable Area of all tenants who are included in the directory. If Tenant requests Landlord to make any revisions or substitutions to the names initially included within the lobby directory, Landlord shall be entitled to charge Tenant, on a nondiscriminatory basis, its standard reprogramming fee.

ARTICLE 35—TERMINATION OF MASTER LEASE AND MASTER SUBLEASE

(a) Tenant hereby acknowledges that the Building is subject to that certain Indenture of Lease dated as of January 22, 1973, executed by Pearlman Associates (“Pearlman”) and First Market Co. (“First Market”), jointly as the lessors, and Pearlman, as the lessee, as supplemented and amended (as so supplemented and executed, the “Master Lease”). Landlord is the successor in interest to Pearlman and First Market, as lessor, and to Pearlman, as lessee. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the Expiration Date, Tenant agrees to make full and complete attornment to Landlord under the Master Lease for the balance of the term of this Lease and upon the then executory terms hereof at the option of Landlord at any time during Tenant’s occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord. Tenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of Landlord, and Tenant waives the provisions of any law now or hereafter in effect which may give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any steps are taken, or any proceeding is brought, by Landlord under the Master Lease to terminate the Master Lease.

(b) Tenant hereby acknowledges that the Building is subject to that certain Indenture of Lease dated as of January 22, 1973, executed by Pearlman, as sublessor, and Steveland, Inc. (“Steveland”) and First Market, jointly as sublessees, as supplemented and amended (as so supplemented and amended, the “Master Sublease”). Landlord is the successor in interest to Pearlman, as sublessor, and to Steveland and First Market, as sublessee, under the Master Sublease. In the event of the cancellation or termination of the Master Sublease for any reason whatsoever or of the involuntary surrender of the Master Sublease by operation of law prior to the Expiration Date, Tenant agrees to make full and complete attornment to Landlord under the Master Sublease for the balance of the term of this Lease and upon the then executory terms hereof at the option of Landlord at any time during Tenant’s occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord. Tenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of Landlord, and Tenant waives the provisions of any law now or hereafter in effect which may give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any steps are taken, or any proceeding is brought, by Landlord under the Master Sublease to terminate the Master Sublease.

ARTICLE 36—PARKING

Tenant hereby acknowledges and agrees that the parking garage contained within the Building is managed, leased, maintained and operated by an independent parking garage operator (“Operator”) and not by Landlord or Landlord’s employees, agents or contractors. Any use of parking spaces in the parking garage by Tenant and/or Tenant Parties shall be pursuant to a separate agreement to be made and entered into directly by and between Tenant (and/or Tenant Parties) and Operator. All parking and delivery areas for all vehicles in respect to the Building shall be in accordance with parking regulations established from time to time by Landlord and/or Operator, with which regulations Tenant agrees to conform, and Tenant shall only permit parking by Tenant

Parties in appropriate designated parking areas. Tenant hereby indemnifies and holds Landlord and Landlord’s Agent (as defined in Article l(b)) harmless against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for Tenant’s or Tenant Parties’ use of the parking garage.

ARTICLE 37—MISCELLANEOUS

37.01 Captions. The captions and headings of the Articles and Sections in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

37.02 Time of Essence. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the commencement of the Term hereof.

37.03 Terms: Joint and Several Liability. The words “Landlord” and “Tenant,” as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant or if Tenant is a partnership, the respective obligations hereunder imposed upon Landlord, Tenant and the general partners of Tenant, as the case may be, shall be joint and several.

37.04 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

37.05 Cumulative Remedies. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

37.06 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever maybe introduced in any judicial proceedings, if any, involving this Lease.

37.07 Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

37.08 Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

37.09 Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter into a lease by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter into the Lease which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord’s option (and shall, if required by applicable law), deposit any Deposit and rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

37.10 No Representations or Warranties. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

37.11 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Article 1(s) (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.

37.12 Amendments. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

37.13 Landlord’s Agent. Unless Landlord shall render written notice to Tenant to the contrary, “Landlord’s Agent,” as defined in Article l(b), is authorized to act as Landlord’s agent in connection with the performance of this Lease. Tenant shall deal solely with Landlord’s Agent in the administration and performance of this Lease. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and Landlord’s Agent and its direct and indirect partners, officers, shareholders, directors and employees shall have no liability to Tenant in connection with the performance of this Lease and Tenant waives any and all claims against any such party arising out of, or in any way connected with, this Lease.

37.14 Proration. Any proration required hereunder shall, unless expressly provided otherwise herein, be done on the basis of a three hundred sixty (360) day year and/or a thirty (30) day month.

37.15 Waiver of Jury Trial. Landlord and Tenant by this Section 37.15 hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage).

37.16 No Recordation. Neither Landlord nor Tenant shall record this Lease or any short form or memorandum thereof.

37.17 Exhibits. This Lease shall be deemed to mean this Lease and Exhibits “A” through “I”, which are attached to this Lease and incorporated in this Lease by this reference.

37.18 Patriot Act. Landlord and Tenant each hereby represents that it is not (i) in violation of any Anti-Terrorism Law (defined below), (ii) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (iii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (defined below), or (iv) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. Landlord and Tenant each hereby further represents that neither it nor any of its affiliates, officers, directors, shareholders, partners, members or lease guarantors is a Prohibited Person. As used herein, “Anti-Terrorism Law” means any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time. As used herein, “Executive Order No. 13224” means

Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. As used herein, “Prohibited Person” means (i) a person or entity that is listed in, or owned or controlled by a person or entity that is listed in, the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord or Tenant is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/tl1sdn.pdf, or at any replacement website or other official publication of such list. As used herein, “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

37.19 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease (except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and except as to Tenant’s rights and obligations under Article 3(a) and Article 8 of this Lease), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:	KNICKERBOCKER PROPERTIES, INC. XXXIII,
a Delaware Corporation

By:
Steven M. Zaun
Its: Vice President

TENANT:	MEDIVATION, INC.,
a Delaware corporation

By:
	Its:	VP Finance

By:
Its:

EXHIBIT “A”

FLOOR PLAN

[Exhibit Commences on Following Page]

EXHIBIT “A”

CREATED 07.21.09 PLOTTED 09.14.09 : 12:56 PM

MARKET STREET
FIRST STREET
OFFICE
CONFERENCE
RECEPTION
ELEVATOR LOBBY
COPY
STORAGE
FILES
LIBRARY

HUNTSMAN

Drawing No.: 35

Drawing Title:

Project Name:
35TH FLOOR
525 MARKET STREET
SAN FRANCISCO, CA

North

Date: 09.15.09
Scale: 1/16"=1'-0"
Proj. No.: 05088.07

Huntsman Architectural Group | 50 California Street, Seventh Floor | San Francisco, CA 94111 | T 415.394.1212 | F 415.394.1222 | E www.huntsmanag.com

MARKET STREET
FIRST STREET

H HUNTSMAN

Drawing No.: 36

Drawing Title:

Project Name:
36 FLOOR
525 MARKET STREET
SAN FRANCISCO, CA

North

Date: 09.15.09
Scale: 1/16" = 1'-0"
Proj. No.: 05088.07

Huntsman Architectural Group | 50 California Street, Seventh Floor | San Francisco, CA 94111 | T 415.394.1212 | F 415.394.1222 | E www.huntsmanag.com

EXHIBIT “B”

OFFICE BUILDING RULES AND REGULATIONS

1. The sidewalks, halls, passages, courts, exits, vestibules, entrances, public areas, elevators, escalators and stairways of the Building shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Premises (Landlord acknowledge there may be some temporary and non-material obstruction during Tenant’s move into the Premises, and Tenant shall use commercially reasonable efforts to minimize such obstructions). The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building. If the Premises are situated on the ground floor with direct access to the street, then Tenant shall, at Tenant’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse and other obstructions.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Written material visible from outside the Building will not be permitted. Pursuant to Article 34, Landlord shall place Tenant’s name on the directory in the lobby of the Building. Tenant shall not have the right to have additional names placed on the directory without Landlord’s prior written consent, which consent will not be unreasonably withheld. Any such additional names shall be paid for in advance by Tenant.

3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except the use by Tenant of underwriter’s laboratory approved microwave and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Tenant shall not install, maintain or operate upon the Premises any vending machine, except for the use of its employees and guests, without the prior written consent of Landlord, which consent Landlord may not unreasonably withhold.

4. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

5. Landlord will furnish Tenant with two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for these and any additional keys. Tenant shall not have any additional keys made. Tenant shall not alter any lock or install a new or additional lock or bolts on any door of its Premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

6. The carrying in or out of freight, furniture or bulky material of any description must take place during such hours as Landlord may from time to time reasonably determine. The installation and moving of such freight,

EXHIBIT B

furniture or bulky material shall be made upon twenty-four (24) hours’ prior written notice to the manager of the Building, use of the Building freight elevators shall be on a first come, first served basis, and the persons employed by the Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to the provisions of the immediately preceding sentence, move freight, furniture, bulky matter and other material into or out of the Premises on weekdays after normal Building hours or on Saturdays between the hours of 8:00 a.m. and 6:00 p.m. provided Tenant pays the additional costs, if any, incurred by Landlord for elevator operators, lobby attendants and other expenses arising by reason of such move by Tenant (in an amount equal to Landlord’s standard charges for such services) and if, at least two (2) days prior to such move, Landlord requests Tenant to deposit with Landlord, as security for Tenant’s obligation to pay such additional costs, a sum which Landlord reasonably estimates to be the amount of such additional costs, then Tenant shall deposit such sum with Landlord as security for such costs. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if considered necessary by Landlord, shall stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant. Business machines and other equipment shall be placed and maintained by Tenant at Tenant’s expense in a setting sufficient, in Landlord’s reasonable judgment, to absorb and prevent unreasonable vibration and prevent noise and annoyance.

7. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any hazardous or toxic materials or any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, or interfere in any way with other tenants or those having business therein.

8. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

9. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests the same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall, in no case, be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate including closing doors.

10. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Building so as to be visible from the outside of the Building. No bottles, parcels or other articles may be placed in the halls or in any other part of the Building, nor shall any article be thrown out of the doors or windows of the Premises.

11. Tenant shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

EXHIBIT “B”

12. Tenant shall see that the doors of the Premises are closed and locked, that all water faucets, water apparatus and utilities are shut off before Tenant leaves the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. If the Premises, or any portion thereof, is on a multiple tenancy floor, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

13. The lavatory rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall, if caused by Tenant, be borne by Tenant.

14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale of newspapers, magazines, periodicals, theater tickets, airlines tickets or any other goods or merchandise to the general public in or on the Premises nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building. No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the Building or otherwise project from the Building, without the prior written consent of Landlord.

16. Tenant shall not use in any space or public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

17. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city where the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

18. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and Tenant shall cooperate to prevent the same.

19. Tenant shall not make or permit any noise in the Building that is annoying, unpleasant or distasteful, interfering in any way with other tenants or those having business with them, or bring into or keep within the Building or common areas any animal (except seeing eye dogs in the control of their master), bird or bicycle or other vehicle.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. All construction work in the Building shall comply with Landlord’s Agent’s standard operating procedures.

21. Landlord shall direct electricians as to where and how telephone and telegraph wires are to be introduced. No cutting or boring for wires shall be allowed without Landlord’s consent. The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Landlord’s approval.

22. Tenant shall not lay linoleum, tile, carpet or floor covering so that it is affixed to the floor of the Premises, without Landlord’s approval.

EXHIBIT “B”

23. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

24. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

25. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

26. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of the order therein. In the event of any conflict between the Rules and Regulations and the terms of the Lease, the latter shall prevail.

27. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

28. The “Ordinary Business Hours” of the Building shall be 8:00 a.m. to 6:00 p.m. on business days (exclusive of Saturdays, Sundays and holidays).

29. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls, including room thermostats, installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

30. Tenant shall not, without the prior written consent of Landlord, alter or repair the ceiling, remove any ceiling tiles, or remove or replace any lamps, light bulbs, or ceiling fixtures on the Premises. Landlord shall replace, and Tenant shall pay for the replacement of, any broken ceiling tiles, lamps, light bulbs or ceiling fixtures which Tenant damages.

31. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

32. Any consent, approval, request, agreement or other communication to be given or made under these Rules and Regulations shall be in writing.

33. Neither Tenant, its agents, employees or contractors shall have access to or make any changes, alterations, additions, improvements, repairs or replacements (collectively “Telecommunications Related Work”) to the telephone closets, telephone lines or any other communications facilities or equipment within the Building without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion. All contractors designated by Tenant to perform Telecommunications Related Work shall be licensed and shall be subject to Landlord’s prior written approval, which approval may be withheld by Landlord in its sole discretion. Contractors performing Telecommunications Related Work shall be required to provide evidence of insurance coverage satisfactory to Landlord, including, without limitation, naming Landlord as an additional insured on all liability policies. Any costs, expenses, and liabilities incurred by Landlord as a result of Tenant or Tenant’s contractor performing Telecommunications Related Work shall be subject to Tenant’s indemnification obligations under the Lease.

EXHIBIT “B”

34. For purposes of these Rules and Regulations the term “Tenant” shall include Tenant’s agents, servants, employees, contractors, visitors and invitees, and Tenant shall be responsible for the observance by all such persons of all of the foregoing Rules and Regulations and any additional Rules and Regulations promulgated by Landlord during the Term of the Lease.

EXHIBIT “B”

EXHIBIT “C”

WORKLETTER AGREEMENT

This Workletter Agreement (the “Workletter”) is executed simultaneously with and is an exhibit to that certain Lease (the “Lease”), dated as of the date hereof between KNICKERBOCKER PROPERTIES, INC. XXXIII, a Delaware corporation (“Landlord”), and MEDIVATION, INC., a Delaware corporation (“Tenant”), wherein Tenant is leasing certain office space (the “Premises”) at 525 Market Street, in San Francisco, California (the “Building”), as more particularly described in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. Proposed and Final Plans.

(a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord’s approval, the following proposed preliminary space plan (“Proposed Plans”) for all improvements Tenant desires to complete or have completed in the Premises (the “Tenant Improvements”):

(i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii) Mechanical drawings (consisting of HVAC, electrical (including any UPS equipment), telephone, and plumbing). Tenant acknowledges that part of the Tenant Improvements shall include (but shall not be limited to) the replacement of the existing Tuttle & Bailey terminal air boxes located in the Premises with Building-standard Titus VAV boxes, and that all such Titus VAV boxes shall comply with the Building’s Replacement VAV Box Design Criteria (August 26, 2011).

(iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details, including all window treatments which shall be Building-standard “Mecho” shades throughout the Premises).

(b) All architectural drawings shall be prepared at Tenant’s sole cost and expense (subject to Section 3, below) by a licensed architect designated by Tenant and approved by Landlord, whom Tenant shall employ. Tenant shall deliver one set of reproducible architectural drawings to Landlord. All mechanical drawings shall be prepared at Tenant’s sole cost and expense by a licensed engineer designated by Landlord, whom Tenant shall employ. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans and Final Plans. All costs and charges by Landlord’s consultants shall be deducted from the Tenant Improvements Allowance (or charged to Tenant) without mark-up on an “open book” basis (which shall not exceed Twenty Thousand Dollars ($20,000,000)).

(c) Within ten (10) business days after Landlord’s receipt of the architectural drawings, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord’s approval.

(d) Within ten (10) business days after receipt of mechanical drawings, Landlord shall advise Tenant of any changes reasonably required to obtain Landlord’s approval.

(e) If Landlord disapproves of or requests additional information regarding the Proposed Plans, Tenant shall, within fifteen (15) days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within ten (10) business days after receipt of Tenant’s revised plans, advise Tenant of any additional changes which may be required to obtain Landlord’s approval. If Landlord reasonably disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within ten (10) days of receipt of Landlord’s required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested. Landlord shall, again within ten (10) business days after receipt of Tenant’s revised plans, advise Tenant of further changes, if any, reasonably required for Landlord’s approval. This process shall continue until Landlord has approved Tenant’s revised Proposed

EXHIBIT C

Plans. After the Preliminary Plan is finally approved by Landlord, Tenant shall submit to Landlord construction drawings prepared by Tenant’s architect (“Final Plans”) which shall contain all plans to be bid and built from and shall include all fully engineered mechanical, electrical, HVAC, plumbing, and fire life/safety drawings, all based upon the Preliminary Plans, and shall be compatible with the design, construction and equipment of the Building, comply with all Laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements.

Landlord shall approve the Final Plans, or such portion as has from time to time been submitted, within fifteen (15) business days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Working Drawings in order to correct any design problem and shall return the Working Drawings to Tenant. Tenant shall make the minimum changes necessary in order to correct any such Design Problem and shall return the Working Drawings to Landlord, which Landlord shall approve or disapprove within fifteen (15) business days after Landlord receives the revised Working Drawings. This procedure shall be repeated until all of the Working Drawings are finally approved by Landlord and written approval has been delivered to and received by Tenant. Landlord agrees not to withhold its approval unreasonably. Tenant shall have no obligation to remove any portion of the Tenant Improvements at the end of the Term unless Landlord notifies Tenant, in a writing concurrently incorporated into Landlord’s approval of the Final Plans, that such removal will be required.

(f) All Proposed Plans and Final Plans shall comply with all applicable statutes, ordinances, regulations, laws, and codes and with the requirements of Landlord’s fire insurance underwriters. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes, regulations, or any insurance requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord’s prior written approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s structure, any asbestos-containing materials, systems, equipment or the appearance or value of the Building.

(g) [Intentionally Deleted]

(h) Within thirty (30) days after written request from Tenant, Landlord shall reimburse Tenant in an amount equal to $8,575.80, for Tenant’s architect to complete a preliminary space plan for the Premises, provided that Landlord has been provided with a CAD version of Tenant’s test fit plans.

(i) Landlord has no objection to Tenant’s installing card key readers in one (1) of the internal stairwells connecting the floors of the Premises as designated by Landlord. Tenant is responsible for obtaining all approvals therefore (including approvals of the San Francisco Fire Department). Tenant may only so use such stairwells for Tenant’s employees walking between floors and only if the original Tenant is occupying the entire Premises, and such use shall be subject to Landlord’s rules and regulations established from time to time with respect to such use.

(j) The term “Landlord Delay” as used in the Lease shall mean: (1) delay in the giving of authorizations or approvals by Landlord beyond the periods set forth in the Lease or the Workletter; (2) delay attributable to the interference of Landlord, its agents or contractors with the completion of Tenant Improvements; and (3) delay by Landlord in administering and paying when due the Tenant Allowance. In no event shall Tenant’s remedies or entitlements for the occurrence of a Landlord Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant. No Landlord Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord specifying the action or inaction which Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured within one (1) business day after Landlord’s receipt

EXHIBIT “C”

of such notice, then a Landlord Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Landlord received such notice and continuing for the number of days the substantial completion of the Premises was in fact delayed as a direct result of such action or inaction.

2. Performance of the Tenant Improvements.

(a) Filing of Final Plans, Permits. Tenant, at its sole cost and expense, shall file the Final Plans with the governmental agencies having jurisdiction over the Tenant Improvements. Tenant shall furnish Landlord with copies of all documents submitted to all such governmental agencies and with the authorizations to commence work and the permits for the Tenant Improvements issued by such governmental agencies. Tenant shall not commence the Tenant Improvements until the required governmental authorizations for such work are obtained and delivered to Landlord.

(b) Landlord Approval of Contractors. No later than five (5) days following Landlord’s approval of the Final Plans, Tenant shall enter into a contract for construction of the Tenant Improvements with a general contractor acceptable to Landlord (the “General Contractor”). Landlord hereby approves of Skyline Construction as General Contractor, if selected by Tenant. The General Contractor and Tenant’s construction contract with the General Contractor shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. The General Contractor shall be responsible for all required construction, management and supervision, including bidding by subcontractors for the various components of the work of the Tenant Improvements. In addition, Tenant shall only utilize for purposes of mechanical, electrical, structural, sprinkler, fire and life safety and asbestos related activities those contractors as specifically designated by Landlord (collectively, the “Essential Subs”). Tenant shall submit to Landlord not less than ten (10) days prior to commencement of construction the following information and items:

(i) The names and addresses of the other subcontractors, and sub-subcontractors (collectively, together with the General Contractor and Essential Subs, the “Tenant’s Contractors”) Tenant intends to employ in the construction of the Tenant Improvements. Landlord shall have the right to approve or disapprove Tenant’s Contractors, and Tenant shall employ, as Tenant’s Contractors, only those persons or entities approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (and failure to respond within ten (10) business days following delivery of a request for approval shall be deemed disapproval). All contractors and subcontractors engaged by or on behalf of Tenant for the Premises shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building. Tenant agrees to give the contractor employed by Landlord in the Building an equal opportunity to submit a bid for the Tenant Improvements, but Tenant shall not be obligated to hire such contractor.

(ii) The scheduled commencement date of construction, the estimated date of completion of construction work, fixturing work, and estimated date of occupancy of the Premises by Tenant.

(iii) Itemized statement of estimated construction cost, including permits and fees, architectural, engineering, and contracting fees.

(iv) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(c) Access to Premises. Tenant, its employees, designers, contractors and workmen shall have access to and primary use of the Premises prior to the commencement of the Term of the Lease to construct the Tenant Improvements, provided that Tenant and its employees, agents, contractors, and suppliers only access the Premises via the Building freight elevator work in harmony and do not interfere with the performance of other work in the Building by Landlord, Landlord’s contractors, other tenants or occupants of the Building (whether or not the terms of their respective leases have commenced) or their contractors. If

EXHIBIT “C”

at any time such entry shall cause, or in Landlord’s reasonable judgment threaten to cause, such disharmony or interference, Landlord may terminate such permission upon twenty-four (24) hours’ written notice to Tenant, and thereupon, Tenant or its employees, agents, contractors, and suppliers causing such disharmony or interference shall immediately withdraw from the Premises and the Building until Landlord determines such disturbance no longer exists.

(d) Landlord’s Right to Perform. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Tenant Improvements which (i) Landlord reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the general Building systems, (iii) pertains to the erection of temporary safety barricades or signs during construction, (iv) affects any asbestos-containing materials. Except in case of emergency, Landlord shall give prior reasonable written notice to Tenant of its intention to perform such work.

(e) Warranties. On completion of the Tenant Improvements, Tenant shall provide Landlord with copies of all warranties of at least one (1) year duration on all the Tenant Improvements. At Landlord’s request, Tenant shall enforce, at Tenant’s expense, all guarantees and warranties made and/or furnished to Tenant with respect to the Tenant Improvements.

(f) Protection of Building. All work performed by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Building and shall conform to the Building Rules and Regulations attached to the Lease as Exhibit “B,” and those rules and regulations governing construction in the Building as Landlord or Landlord’s Agent may impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Tenant Improvements and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s cleanup requirements. At the completion of the Tenant Improvements, Tenant’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and Building. Any damage caused by Tenant’s Contractors to any portion of the Building or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant’s expense.

(g) Compliance by all Tenant Contractors. Tenant shall impose and enforce all terms hereof on Tenant’s Contractors and its designers, architects and engineers. Landlord shall have the right to order Tenant or any of Tenant’s Contractors, designers, architects or engineers who willfully violate the provisions of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building.

(h) Accidents. Notice to Landlord. Tenant’s Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable laws, ordinances, rules, regulations and orders of any public authority for the safety of persons or property. Tenant shall advise the Tenant’s Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

EXHIBIT “C”

(i) Required Insurance. Tenant shall cause Tenant’s Contractors to secure, pay for, and maintain during the performance of the construction of the Tenant Improvements, insurance in the following minimum coverages and limits of liability:

(i) Workmen’s Compensation and Employer’s Liability Insurance as required by law.

(ii) Commercial General Liability Insurance (including Owner’s and Contractors’ Protective Liability) in an amount not less than Two Million Dollars ($2,000,000) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of Two Million Dollars ($2,000,000), and with umbrella coverage with limits not less than Ten Million Dollars ($10,000,000). Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than Five Hundred Thousand Dollars ($500,000) for each person in one accident, and One Million Dollars ($1,000,000) for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than One Million Dollars ($1,000,000) for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv) “All-risk” builder’s risk insurance upon the entire Tenant Improvements to the full insurance value thereof. Such insurance shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant Improvements and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Tenant Improvements are stored off the site of the Building or in transit to such site are not covered under such “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant Improvements. Any loss insured under such “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Tenant Improvements shall be made in accordance with the terms and provisions of the Lease including, without limitation, this Workletter. The waiver of subrogation provisions contained in Article 15 of the Lease shall apply to the “all-risk” builder’s risk insurance policy to be obtained by Tenant pursuant to this paragraph.

All policies (except the workmen’s compensation policy) shall be endorsed to include as additional named insureds Landlord and its officers, employees, and agents, Landlord’s contractors, Landlord’s architect, and such additional persons as Landlord may designate. Such endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional

EXHIBIT “C”

insured parties. Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord. Additionally, where applicable, such policy shall contain a cross-liability and severability or interest clause.

To the fullest extent permitted by law, Tenant (and Tenant’s Contractors) and Landlord (and its contractors) shall indemnify and hold harmless the other party, its officers, agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to reasonable attorneys’ fees, the cost of any repairs to the Premises or Building necessitated by activities of the indemnifying party’s contractors, bodily injury to persons or damage to property of the indemnified party, its employees, agents, invitees, licensees, or others, arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant’s Contractors under Workers’ or Workmen’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

(j) Quality of Work. The Tenant Improvements shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building.

(k) “As-Built” Plans. Upon completion of the Tenant Improvements, Tenant shall furnish Landlord with “as built” plans for the Premises, final waivers of lien for the Tenant Improvements, a detailed breakdown of the costs of the Tenant Improvements (which may be in the form of an owner’s affidavit) and evidence of payment reasonably satisfactory to Landlord, and an occupancy permit for the Premises.

(l) Mechanics’ Liens. Tenant shall not permit any of the Tenant’s Contractors to place any lien upon the Building, and if any such lien is placed upon the Building, Tenant shall within ten (10) days of notice thereof, cause such lien to be discharged of record, by bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged and Landlord’s expense in so doing, including bond premiums, reasonable legal fees and filing fees, shall be immediately due and payable by Tenant.

3. Payment of Costs of the Tenant Improvements.

(a) Subject to the provisions of Paragraph 3(b) below, the Tenant Improvements (including the cost of acquiring and installing the Building Standard window blinds to the extent not in place) shall be installed by Tenant at Tenant’s sole cost and expense. The cost of the Tenant Improvements shall include, and Tenant agrees to pay Landlord for, the following costs (“Landlord’s Costs”): (i) the cost of all work performed by Landlord on behalf of Tenant and for all materials and labor furnished on Tenant’s behalf, (ii) all permit, design and engineering fees, all HVAC and sprinkler reconfiguration costs, and all life safety costs, (iii) the cost of any services provided to Tenant or Tenant’s Contractors including but not limited to the cost for rubbish removal, hoisting, and utilities to the extent not included in general conditions charges by the general contractor, and (iv) the Supervision Fee plus Landlord’s actual out-of-pocket expenses for review of Tenant’s Proposed Plans and Final Plans. Landlord may render bills to Tenant monthly for Landlord’s Costs (provided that the supervision fee shall be billed based on the cost of the Tenant Improvements performed during the period in question). All bills shall be due and payable no later than the thirtieth (30th) day after delivery of such bills to Tenant. The Tenant Allowance may not be applied against any costs associated with data cabling, telecommunication equipment installation, Tenant’s signage, or rent. The “Supervision Fee” shall be an amount equal to three percent (3%) of the total cost of installation and construction of the Tenant Improvements.

(b) Landlord shall provide Tenant with an allowance of up to Two Million Five Hundred Seventy-Two Thousand Seven Hundred Forty and No/100 Dollars ($2,572,740.00) (“Tenant Allowance”) to be used

EXHIBIT “C”

toward payment of the costs incurred by Tenant for hard construction costs, permits, design and engineering fees, upgrades to the shell and core, Building mechanical, plumbing, HVAC, electrical, structural, and fire life safety systems, and Landlord’s Costs in connection with the Tenant Improvements. The Tenant Allowance may not be used for non-Building standard signage or data/telecommunications cabling or installation. If Landlord reasonably anticipates that the Tenant Improvement costs may exceed the Tenant Allowance (such excess shall be referred to herein as the “Over Allowance Amount”), and there is an Over-Allowance Amount required to be paid by Tenant pursuant to this Section for such disbursement, Landlord shall only be required to make a disbursement equal to Landlord’s pro rata share thereof and simultaneously with each disbursement, Tenant will pay its pro rata share thereof. For purposes hereof, Landlord’s pro rata share for each such disbursement amount shall equal the percentage resulting from dividing the Tenant Allowance by the total cost of the Tenant Improvement costs (as may be revised from time to time), and Tenant’s pro rata share for each such disbursement amount shall equal the Over-Allowance Amount divided by such total cost of the Tenant Improvement costs. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s draw request. If Landlord reasonably estimates that there will be an Over Allowance Amount payable by Tenant, then Tenant shall pay Tenant’s pro rata share (as described above) of the Over-Allowance Amount directly to the Contractor during the construction of the Tenant Improvements as a condition precedent to Landlord’s obligation to disburse Landlord’s pro rata share of the Tenant Allowance. The Tenant Improvements must be completed, and Tenant must have submitted its request for reimbursement in accordance with the terms of this Paragraph 3, no later than December 31, 2012. If the cost of all items of the Tenant Improvements is less than the Tenant Allowance or if Tenant has not submitted its request for reimbursement for the entire Tenant Allowance in accordance with this Workletter by the foregoing deadline, Tenant shall not be entitled to any payment or credit for such excess or unused amount. Funds may be drawn against the Tenant Allowance at any time and from time to time prior to December 31, 2012, subject to the following:

(i) Tenant may not make more than one draw in any calendar month;

(ii) With each draw request, Tenant shall submit to Landlord the following documents:

(A) A true and correct copy of the application for payment by Tenant’s Contractors for the Tenant Improvements completed to date, including sworn statements evidencing the cost of the Tenant Improvements performed to date (or in the case of subcontractors and materialmen, sworn statements for the last preceding draw request) together with copies on all receipted bills and invoices;

(B) Conditional or final lien waivers with respect to the Tenant Improvements performed to date from Tenant’s Contractors and any materialmen (or in the case of subcontractors and materialmen and except for the final disbursement of the Tenant Allowance, unconditional lien waivers for the last preceding draw request);

(C) Tenant’s certification to Landlord that the amounts set forth in all contractor’s sworn statements are owed to Tenant’s Contractors for the Tenant Improvements performed to date;

(D) The total cost of the Tenant Improvements based on the Final Plans, as such cost may change from time to time;

(E) With the final draw request, Tenant shall submit to Landlord a certificate from Tenant’s Architect stating that the Tenant Improvements has been completed in accordance with the Final Plans and applicable zoning, building, environmental and other laws and Unconditional Waiver and Release Upon Progress Payment from the General Contractor and each of Tenant’s Contractors who have not theretofore delivered such unconditional waiver and release.

(iii) Landlord will disburse the portion of the Tenant Allowance allocable to each draw request to Tenant or at Tenant’s request or at Landlord’s option directly to Tenant’s Contractors within thirty

EXHIBIT “C”

(30) days after Tenant has submitted the required information for such draw and has otherwise complied with the requirements hereof.

(c) Tenant shall pay for the Tenant Improvements and shall not permit the Premises or Building or underlying property to become subject to any lien on account of labor, material, or services furnished to Tenant.

(d) In the event Landlord wrongfully fails to disburse any amount of the Tenant Allowance as required hereunder after Tenant has submitted all documents required hereunder with respect to such disbursement request and such failure continues for sixty (60) days after notice delivered to Landlord strictly in accordance with the Lease, Tenant shall have the right to (i) disburse such unpaid amounts to the General Contractor and (ii) offset such amounts against Base Rent next due and owing (up to an amount not to exceed 20% of the then scheduled Base Rent amount in any month).

4. Miscellaneous.

(a) Tenant agrees that, in connection with the Tenant Improvements and its use of the Premises prior to the commencement of the Term of the Lease, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Tenant Improvements or installations made in the Premises, or to any personal property placed therein, the same being at Tenant’s sole risk, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord Parties.

(b) Except as expressly set forth in the Lease, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

(c) This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d) The failure by Tenant to pay any monies due to Landlord pursuant to this Workletter within five (5) business days after notice from Landlord to Tenant shall be deemed an Event of Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 18.04 of the Lease.

(e) Neither Landlord’s Agent nor the partners compromising Landlord or Landlord’s Agent, nor the shareholders (nor any of the partners comprising same), directors, officers, or shareholders of any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Workletter. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Worklctter shall not exceed and shall be limited to Landlord’s interest in the Building and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Workletter or to satisfy a judgment for Landlord’s failure to perform such obligations. Upon a sale of the Building by Landlord, if the buyer has assumed Landlord’s duties, obligations and liabilities hereunder, Tenant shall look solely to the buyer to enforce Tenant’s rights under this Workletter arising after the date of such sale.

(f) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by Tenant hereunder.

EXHIBIT “C”

LANDLORD:	KNICKERBOCKER PROPERTIES, INC. XXXIII, a Delaware corporation

By:
Steven M. Zaun
Its: Vice President

TENANT:	MEDIVATION, INC., a Delaware corporation

By:
	Its:	VP Finance

By:
Its:

EXHIBIT “C”

EXHIBIT “D”

DESIGN STANDARDS

1. HVAC

a. Outside summer: 79 degrees FDB

b. Inside summer: 74 degrees + or - 2.5 degrees FDB (shades drawn)

c. Outside winter: 38 degrees FDB

d. Inside winter: 72 degrees FDB + or - 2.5 degrees FDB (shades drawn)

e. Population Density: One occupant per 150 usable square feet. The greater of 15 cfm outside air per occupant or 0.15 cfm outside air per usable square foot in accordance with Title 24 of the California Code of Regulations

2. Electrical

a. Subject to Title 24 of the California Code of Regulations, 1.5 watts per usable square foot connected load/lighting/power — 480/277 volts

b. Subject to Title 24 of the California Code of Regulations, 3.5 watts per usable square foot connected load/miscellaneous power — 120/208 volts

Total of 5 watts per usable square foot connected load

EXHIBIT D

EXHIBIT “E”

ESTOPPEL CERTIFICATE

                    ,20

Knickerbocker Properties, Inc. XXXIII

c/o J.P. Morgan Investment Management, Inc.

525 Fifth Avenue

New York, NY 10036

Attn: Asset Manager for 525 Market

Re:	Lease dated as of , 20 , between Knickerbocker Properties, Inc. XXXIII, a Delaware corporation, as landlord (the “Landlord”), and , as tenant (the “Tenant”), as amended by Agreement(s) dated , 20 (said lease, as so amended, the “Lease”) for the Floor at the building known as 525 Market Street, San Francisco, California (the “Premises”)

Gentlemen:

The undersigned Tenant hereby certifies that:

1. Tenant has accepted possession of the Premises (or, if Tenant has not done so, that Tenant has not accepted possession of the Premises, and specify the reasons therefor);

2. The Term Commencement and Expiration Dates of the Lease are                                  and                                 , respectively;

3. (a) As of this date, the Annual Base Rent for the period including                                  through                                 , is $            , payable monthly, in advance, at $             per month, on the first day of each calendar month.

(b) The increase in the annual rental rate for Increased Direct Expenses, which was billed by Landlord, and is payable by Tenant, in the calendar year 20     is $            ; and the monthly payment thereof of $             has been paid for all months through                     , 20    . The increase in the annual rental rate for Increased Taxes, which was billed by Landlord, and is payable by Tenant in the calendar year

20     is $                    ; and the monthly payment thereof of $             has been paid for all months through                     , 20    .

(c) There is no unexpired rental concession or abatement under the Lease.

4. There are no existing defaults by Landlord in the performance of its obligations under the Lease (or, if a default exists, specify the same) nor to the best of Tenant’s knowledge, is there now any fact or condition which, with notice or lapse of time or both will become such default; and there is no offset, defense, counterclaim or credit against any rental or other payment due under the Lease, or with respect to any transaction between Landlord and Tenant;

5. The Lease is unmodified and in full force and effect and constitutes the entire agreement between Landlord and Tenant with respect to the Premises;

6.                                                              , as the                          of Tenant, is duly authorized to execute this certificate on behalf of Tenant;

EXHIBIT “E”

7. Tenant is not in default under the Lease nor does any event exist which, with the passage of time or the giving of notice or both, would constitute an Event of Default by Tenant and Tenant has not assigned, transferred or otherwise encumbered its interest under the Lease, nor subleased any of the Premises; except as follows:                                                                                                                                                                                           ;

8. Except as set forth and follows in the Lease                                     , Tenant (a) does not have any right to renew or extend the Term of the Lease, (b) does not have any right to cancel or surrender the Lease prior to the expiration of the Term of the Lease, (c) does not have any option or preferential right to purchase all or any part of the Premises or purchase or lease all or any part of the property of which the Premises are a part, (d) does not have any right to relocate into other property owned by Landlord or owned by a person who is, to Tenant’s knowledge, an affiliate of Landlord, and (e) does not have any right, title or interest with respect to the Premises other than as Tenant under the Lease;

9. Tenant has not given or received written notice that Tenant’s insurance coverage, if any, under the Lease will be canceled or not renewed;

10. Landlord currently holds a security deposit under the Lease in the amount of $                                ;

11. Tenant has not prepaid rent more than one (1) month in advance; and

12. This certificate shall inure to the benefit of                                                                      , and its successors and assigns and to the benefit of any other lender which is beneficiary under a deed of trust encumbering the Premises or encumbering any property of which the Premises is a part and their successors and assigns; and this certificate shall be binding upon Tenant and its legal representatives, successors and assigns.

TENANT:

By:
Name:
Title:

EXHIBIT “E”

EXHIBIT “F”

CALIFORNIA ASBESTOS ANNUAL NOTICE

In 1988, California enacted legislation (specifically, Chapter 10.4 of the Health and Safety Code, Section 25915 et seq.) requiring landlords and tenants of commercial buildings constructed prior to 1979 to notify certain people, including each other and their respective employees working within such building, of any knowledge they may have regarding any asbestos containing materials or asbestos-containing construction materials (collectively, “ACM”) in the building.

On July 13, 1995, Title 29, Code of Federal Regulations, Section 1910.1001 and 1926.1101 defined Presumed Asbestos Containing Material (“PACM”) as thermal system insulation, and surfacing material, asphalt and vinyl flooring found in buildings constructed no later than 1980. The federal standard requires the building and/or facility owner to notify contractors and tenants of the presence of ACM/PACM. On May 3, 1996, Cal/OSHA adopted the same notification requirements for PACM in Title 8 CCR 5208 & 1529.

This notification is being given to provide the information required under this Legislation in order to help you avoid any unintentional contact with the ACM/PACM, to assure that appropriate precautionary measures are taken before disturbing any ACM/PACM, and to assist you in making appropriate disclosures to your employees and others.

We have engaged qualified asbestos consultants to survey the Building for asbestos and to assist in implementing an asbestos control program that includes, among other things, periodic reinspection and surveillance, air monitoring as necessary, information and training programs for building engineering and other measures to minimize potential fiber releases. A description of the current Operations and Maintenance Program prepared for the Building (the “O&M Program”) is set forth on Schedule A attached hereto. Our asbestos consultant has provided us with the O&M Program, which in its qualified professional opinion, fully complies with the disclosure requirements of Health and Safety Code Section 25915.1.

We have no reason to believe, based upon the O&M Program, that the ACM/PACM in the Building is currently in a condition to release asbestos fibers which would pose a significant health hazard to the Building’s occupants. This should remain so if such ACM/PACM is properly handled and remains undisturbed. You should take into consideration that our knowledge as to the absence of health risks is based solely upon general information and the information contained in the O&M Program, and that we have no special knowledge concerning potential health risks resulting from exposure to asbestos in the Building. We are therefore required by the above-mentioned legislation to encourage you to contact local or state public agencies if you wish to obtain a better understanding of the potential impacts resulting from exposure to asbestos.

Because any tenant alterations or other work at the Building could disturb ACM/PACM and possibly release asbestos fibers into the air, we must require that you obtain our written approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors, removing ceiling tiles or other work which disturbs ACM/PACM. In many cases, such activities will not affect ACM/PACM, but you must check with the property manager in advance, just in case. You should check with the property manager at the address set forth on Schedule A. The property manager will make available such instruction as may be required. Any such work should not be attempted by an individual or contractor who is not qualified to handle ACM/PACM. In the areas specified in Schedule A, you should avoid touching or disturbing the ACM/PACM in any way. If you observe any activity which has the potential to disturb the ACM/PACM, please report the same to the property manager immediately.

Further information concerning asbestos handling procedures in general can be found in the Building’s O & M Program, located in the Building office at the address set forth on Schedule A. We also encourage you to

EXHIBIT “F”

contact local, state or federal public health agencies if you wish to obtain further information regarding asbestos containing materials.

In connection with the foregoing, we have adopted the following policies (which shall be considered rules under tenant leases): (1) the owner, and representatives of the owner, including, without limitation, the owner’s ACM/PACM consultant, are entitled to enter into the premises of any tenant to inspect for ACM/PACM, perform air tests and abatement; and (2) any tenant, contractor, or other party must obtain our prior written approval before performing any alterations on any tenant space, or performing any other work at the property that might disturb ACM/PACM or involve exposure to asbestos fibers as described above.

California law also requires persons in the course of doing business whose activities may result in exposures to asbestos and other substances regulated under the Safe Drinking Water and Toxic Enforcement Act of 1986, commonly referred to as Proposition 65, to provide a clear and reasonable warning. Accordingly, you are advised as follows:

WARNING: The areas within the Building that are described in Schedule A below contain a substance known to the State of California to cause cancer.

EXHIBIT “F”

SCHEDULE A TO EXHIBIT “F”

SCHEDULE A

TO

NOTICE CONCERNING ASBESTOS

BUILDING:	525 Market Street

GENERAL MANAGER:	Aline Singman

ADDRESS OF BUILDING OFFICE:	Cushman & Wakefield 525 Market Street San Francisco, CA 94108 Telephone: (415) 546-1096

I.	EXISTING OPERATIONS AND MAINTENANCE PROGRAM (“O&M PROGRAM”) AND ASBESTOS SURVEYS WHICH DESCRIBE THE EXISTENCE, LOCATION AND CONDITION OF ACM

The O&M Program which has been prepared for the Building since May 1999 is generally described as follows:

A.	O&M PROGRAM

DATE                                             DESCRIPTION

1.	December 1997, as amended O&M Program prepared by Hygienetics Environmental

B.	SURVEYS

	DESCRIPTION	BY COMPANY	DATE
1.	Asbestos & Lead Survey Report (Project No. PJ15376)	Forensic Analytical	8/28/11

2.	Survey Report (Job 4020.13)	Hygienetics Environmental Services	9/24/99
3.	Environmental Compliance Report (Job 4020.014)	Hygienetics Environmental Services	10/27/99
4.	Environmental Compliance Report (Job 4003.011)	Hygienetics Environmental Services	3/11/98
5.	Environmental Compliance Report (Job 4003.015)	Hygienetics Environmental Services	10/22/97

6.	Environmental Compliance Report (Job 4003.010)	Hygienetics Environmental Services	1/10/97

SCHEDULE A TO

EXHIBIT “F”

II.	CONTENTS OF O&M PROGRAM

The Table of Contents of the O&M Program contains the following sections:

SCHEDULE A TO

EXHIBIT “F”

III.	SPECIFIC LOCATIONS WHERE ACM IS PRESENT IN ANY QUANTITY

Material	Location
Fireproofing and overspray	Behind sheet rock and/or plaster column enclosures on structural steel and floor decking and nearby locations throughout Building

Floor tile, floor sheeting (linoleum) and mastic	Various locations throughout Building

Wall plaster and black packing insulation	Mechanical Spaces Room

Floor Columns	37th Floor

Joint compound	Sheetrock in core walls throughout Building

Mirror mastic	15th Floor Restrooms and 37th Floor Restrooms

THE O&M PROGRAM DESCRIBED ABOVE, INCLUDING SAMPLING PROCEDURES AND THE ASBESTOS SURVEYS, ARE AVAILABLE FOR REVIEW DURING NORMAL BUSINESS HOURS IN THE BUILDING OFFICE, AT THE ABOVE ADDRESS, MONDAY THROUGH FRIDAY EXCEPT LEGAL HOLIDAYS. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE REGARDING THE O&M PROGRAM, THE REPORTS CONCERNING SUCH O&M PROGRAM OR THE SURVEYS (INCLUDING WITHOUT LIMITATION, THE CONTENTS OR ACCURACY THEREOF), OR THE PRESENCE OR ABSENCE OF TOXIC OR HAZARDOUS SUBSTANCES IN, AT, OR UNDER ANY PREMISES, BUILDING, OR THE PROJECT.

SCHEDULE A TO

EXHIBIT “F”

EXHIBIT “G”

RIGHT OF FIRST OFFER

1. Right of First Offer. Subject to the terms hereof, Original Tenant shall have the right of first offer (“Right of First Offer”) to lease any available space on the 37th floor of the Building (the “First Offer Space”), at the Fair Market Rental Rate (as defined below), for the remainder of the Term, pursuant to the following terms of this Exhibit “G.” Such space shall be considered to be “available” if (i) no other Project tenant is leasing such space or (ii) another tenant has a Superior Right (defined as a tenant which has the existing right to lease such space, to expand into such space, or to extend the term of its lease for such space for the period ending on the Expiration Date). Tenants with Superior Rights are set forth in Schedule 1 attached hereto. As to space for which another tenant has any such right, such space shall be available upon expiration of such right without exercise. With regard to space which is leased by a tenant, such space shall be considered to become available upon expiration or earlier termination of the term of such tenant’s lease of such space, provided that if such lease contains a formal extension option such space shall be considered “available” only if and when Landlord determines either (a) such tenant has failed to exercise such option and the term of the lease has expired or (b) such tenant has timely and properly exercised such option and the terms of such extension are to be agreed upon, and Landlord and such tenant have failed to reach agreement for the extension of the term of such tenant’s lease. Tenant’s Right of First Offer hereunder is subject to pre-existing rights of existing Building tenants. “Fair Market Rental Rate” means and shall be determined in accordance with Exhibit “H” (with such changes as are necessary to reflect that the Fair Market Rental Rate is being determined for the First Offer Space).

2. Procedure for Offer. Provided that an Event of Default (or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default (each, a “Default”)) has not occurred and is continuing, Tenant may, from time to time (but not more frequently than once per calendar year), request Landlord to advise Tenant of any First Offer Space which may become “available” over the next twelve (12) month period (“Tenant Request”). The Tenant Request must be delivered strictly in accordance with Lease Article 30 (Notices). Landlord agrees that, provided no Default or Event of Default has occurred and is continuing, Landlord shall within fifteen (15) business days of the Tenant Request deliver written notice to Tenant (the “First Offer Notice”) in response to the Tenant Request whether any First Offer Space is currently available or whether, in Landlords professional judgment, may over the next twelve (12) month period become available for lease to third parties. The First Offer Notice shall describe the space which may be available (including, without limitation, Landlord’s estimated determination of the rentable square footage thereof), the anticipated date on which the First Offer Space will be available for lease by Tenant and the commencement date therefor (“First Offer Commencement Date”) and shall set forth Landlord’s determination of the Fair Market Rental Rate with respect to such space. Within fifteen (15) business days after Tenant’s receipt of each First Offer Notice (the “First Offer Response Date”), Tenant must give Landlord written notice pursuant to which Tenant (i) elects to lease the First Offer Space at the Fair Market Rental Rate proposed by Landlord for a term coterminous with the Term hereof; or (ii) elects to lease the First Offer Space on the terms proposed by Landlord (other than the determination of Fair Market Rental Rate) in which case the parties shall follow the procedure set forth in Exhibit “H”; or (iii) elects not to lease such First Offer Space, which election shall be irrevocable. If Tenant does not so respond in writing to Landlord’s notice on or before the First Offer Response Date, or has responded in accordance with clause (iii) above, Landlord may lease the First Offer Space to any third party. Tenant’s obligation to pay Rent for the First Offer Space shall commence on the date Landlord tenders possession of the applicable First Offer Space to Tenant.

3. Suspension of Right of First Offer. At Landlord’s option, Tenant shall not have the right to lease the First Offer Space as provided in this Exhibit so long as Tenant, as of the date of receipt of the First Offer Notice by Tenant, or as of the date of delivery of such First Offer Space to Tenant, or as of the First Offer Commencement Date, a Default or Event of Default has occurred under the Lease and is continuing.

EXHIBIT “G”

4. First Offer Right Personal to Tenant. Tenant’s First Offer Right set forth in this Exhibit “G” is personal to, and shall only be exercised by, the Original Tenant (and may not be exercised by any other assignee, subtenant or other transferee of Tenant’s interest in the Lease or the premises leased by Tenant) and shall only be available to Original Tenant when Original Tenant is in physical occupancy of the entire Premises. As used herein, “physical occupancy” shall mean that Tenant shall not have entered into any assignment or entered into any subleases other than any transaction permitted under Section 12.07 of the Lease.

5. Miscellaneous. Time is of the essence in this Exhibit “G.”

EXHIBIT “G”

SCHEDULE 1 to EXHIBIT G

Superior Rights Holders:

•	Towers Watson

EXHIBIT “G”

EXHIBIT “H”

OPTION TO EXTEND TERM

1. Option Rights. Landlord hereby grants Tenant one (1) option to extend the Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the option to extend the Lease pursuant to this Exhibit “H,” the Term shall be extended for the Option Term.

2. Option Rent. The Annual Base Rent for the Premises payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Market Rental Rate” for the Premises at the commencement of the Option Term. As used herein, the “Fair Market Rental Rate” for purposes of determining the Annual Base Rent for the Option Term shall mean the annual Base Rent at which non-equity tenants, as of the commencement of the Option Term will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other Comparable Buildings, taking into account and adjusting the Base Year to be the calendar year in which the Option Term commences, and taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term). All other terms and conditions of the Lease shall apply throughout the Option Term; however, (A) the Base Year shall be revised to be the first full calendar year after the Option Term commences, (B) Tenant shall, in no event, have the option to extend the Term beyond the Option Term described in Section 1 above, unless otherwise agreed by Landlord, and (C) Landlord reserves the right of applying any then-current Building measurement standards for determining the Rentable Area of the Premises and/or the Rentable Office Area of the Building.

3. Exercise of Option. The option contained in this Exhibit “H” shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord (the “Interest Notice”) not less than 365 days prior to the expiration of the Term stating that Tenant may be interested in exercising its option; (ii) Landlord, within sixty (60) days after receipt of the Interest Notice, shall deliver to Tenant notice (the “Option Rent Notice”) setting forth Landlord’s determination of the Fair Market Rental Rate; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the “Exercise Date”) which is the 270th day prior to the expiration of the Term, exercise the option by delivering written notice (“Exercise Notice”) thereof to Landlord, which exercise shall be irrevocable and unconditional. During the period of time between the date Landlord delivers the Option Rent Notice and the Exercise Date, Landlord and Tenant shall discuss Landlord’s determination of the Fair Market Rental Rate. Concurrently with Tenant’s delivery of the Exercise Notice, if Landlord and Tenant have not already agreed in writing upon the Fair Market Rental Rate, Tenant may object, in writing (within the Exercise Notice), to Landlord’s determination of the Fair Market Rental Rate set forth in the Option Rent Notice, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. Tenant’s failure to deliver the Exercise Notice on or before the Exercise Date, shall be deemed to constitute Tenant’s waiver of its option to extend under this Exhibit “H.” Tenant’s failure to timely object in writing to Landlord’s determination of the Fair Market Rental Rate set forth in the Option Rent Notice shall be deemed Tenant’s acceptance of Landlord’s determination of the Fair Market Rental Rate and the following provisions of Section 4 shall not apply.

4. Determination of Fair Market Rental Rate. If Tenant timely objects to the Fair Market Rental Rate submitted by Landlord in the Option Rent Notice, Landlord and Tenant shall thereafter attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such Fair Market Rental Rate within thirty (30) days following Tenant’s objection to such Fair Market Rental Rate (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope

EXHIBIT “H”

its final proposal as to the appropriate Fair Market Rental Rate and such shall be submitted to arbitration in accordance with Sections 4.1 through 4.5 below.

4.1 Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If the two (2) different amounts submitted by the parties as set forth in such sealed envelopes are equal to or less than two percent (2%) apart, then (a) those two (2) amounts shall be averaged, (b) the resulting averaged amount shall be the Fair Market Rental Rate for the Option Term, and (c) the following arbitration procedures in this Section 4 shall not apply. If, however, such amounts are more than two percent (2%) apart, and Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within five (5) business days after the exchange and opening of envelopes, then, within fifteen (15) business days after the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the fifteen (15) year period ending on the date of such appointment in consummating leasing transactions in commercial high-rise properties in the Financial District of San Francisco and where such broker does not represent and has not represented either Landlord or Tenant. Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrator, taking into account the requirements of this provision. Such arbitrator may hold such hearings and gather such third party evidence regarding Fair Market Rental Rate as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

4.2 The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination, which determination shall be binding upon Landlord and Tenant.

4.3 The procedural laws set forth in the California General Arbitration Act (California Code of Civil Procedure Sections 1280 through 1294.2) shall govern such arbitration.

4.4 If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Francisco Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

4.5 The cost of arbitration shall be paid by Landlord and Tenant equally.

5. Suspension of Right to Extend Term. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Lease, at law or in equity, the option to extend the Term granted to Tenant in this Exhibit “H” shall not be deemed to be properly exercised if, as of the date Tenant delivers the Exercise Notice or as of the end of the Term, Tenant is in default under the Lease beyond the expiration of any applicable notice and cure periods. In addition, Tenant’s right to extend the Term pursuant to this Exhibit “H” is personal to the original Tenant executing the Lease and to any transferee of any transaction permitted under Section 12.07 of the Lease (collectively, the “Original Tenant”), and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant, and shall only be available to and exercisable by Original Tenant when the Original Tenant in actual and physical possession of the entirety of the Rentable Area of the Premises.

6. Miscellaneous. Time is of the essence in this Exhibit “H.”

EXHIBIT “H”

EXHIBIT “I”

FORM OF LETTER OF CREDIT

[Letter of Credit Commences on the Following Page]

EXHIBIT “I”

ISSUING BANK:

BANK OF AMERICA, N.A.

1000 W. TEMPLE STREET

7th FLOOR, CA9-705-07-05

LOS ANGELES, CA 90012-1514

APPLICANT:

MEDIVATION, INC.

525 MARKET STREET, SUITE

SAN FRANCISCO, CALIFORNIA 94105

ATTENTION:

BENEFICIARY:

KNICKERBOCKER PROPERTIES, INC. XXXIII

C/O CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

525 MARKET STREET, SUITE 3750

SAN FRANCISCO, CALIFORNIA 94105

ATTENTION: PROPERTY MANAGER

AMOUNT: USD $5,145,480.00

EXPIRATION: JUNE 1, 2013

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.

IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT (IN THE FORM ATTACHED HERETO AS ANNEX A) AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED CERTIFICATE IN THE FORM ATTACHED HERETO AS ANNEX B FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY ITS DESIGNATED TITLE. THE ORIGINAL (OR FACSIMILE COPY IF PRESENTATION IS MADE BY FACSIMILE TRANSMISSION) OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE, IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SEPTEMBER 1, 2019.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THIS LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL LETTER OF CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER ATTACHED HERETO AS ANNEX C, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY AND PAYMENT OF OUR TRANSFER FEE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE’S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY’S NAME APPEARS

WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT SHALL BE CHARGED TO THE APPLICANT’S ACCOUNT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: BANK OF AMERICA, N.A., ca9-705-07-05, 1000 WEST TEMPLE STREET, 7TH FLOOR, LOS ANGELES, CA 90012, ATTENTION: STANDBY LETTER OF CREDIT DEPT., OR BY FACSIMILE TRANSMISSION TO: (213) 457-4481; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (800) 541-6096 OPT. 1, PROVIDED THAT THE GIVING OF SUCH TELEPHONIC ADVICE SHALL NOT BE A CONDITION TO OUR OBLIGATION TO MAKE PAYMENT HEREUNDER. IN SUCH EVENT THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.

IF THE REQUISITE DOCUMENTS ARE PRESENTED BY FACSIMILE OR OTHERWISE BEFORE EXPIRATION OF THIS LETTER OF CREDIT, BANK, WILL HONOR THE DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT UPON PRESENTATION, AND PAYMENT WILL BE EFFECTED THE SAME DAY IF PRESENTATION IS MADE BEFORE 7:00 A.M. (PACIFIC) THAT DAY. IF PRESENTATION IS MADE AFTER 7:00 A.M. (PACIFIC), THEN PAYMENT WILL BE EFFECTED BEFORE THE CLOSE OF BUSINESS OF THE FOLLOWING BUSINESS DAY.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMES AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

Very truly yours,

BANK OF AMERICA, N.A.

BY:
(AUTHORIZED SIGNATURE)

ANNEX A

SIGHT DRAFT

                , 20

At sight, pay to the order of [Name of Beneficiary] the amount of [                                    ($              )].

Drawn under Bank of America, N.A. Letter of Credit No.                 .

[Beneficiary]

                                                 ,

a

By:
Name:
Title:

ANNEX B

CERTIFICATE

Letter of Credit: Irrevocable Standby Letter of Credit No.

Issuer: Bank of America, N.A.

Beneficiary:

The undersigned, being a duly authorized officer of [Name of Beneficiary] certifies to Issuer as follows:

1. Pursuant to the Letter of Credit, Beneficiary has concurrently presented its sight draft drawn on Issuer in the amount of [                                         ($            )].

2. This draw in the amount of                              U.S. Dollars ($            ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease dated                  by and between Knickerbocker Properties, Inc. XXXIII and Medivation, Inc. and/or any amendment to such lease or any other agreement between such parties related to such lease;

3.

Dated:

[Name of Authorized Officer of Beneficiary],
as [Title of Authorized Officer] of [Name of Beneficiary]

ANNEX C

TRANSFER FORM

                                 , 20__

Bank of America N.A.

Standby Letter of Credit Department

1000 W. Temple Street, 7th Floor

Los Angeles, CA 90012

Mail Code CA9-705-07-05

Re:	Irrevocable Standby Letter of Credit No.

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

Name of Transferee

Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).”	NAME OF TRANSFEROR NAME OF AUTHORIZED SIGNER AND TITLE

ACCOMPANIED BY A COPY OF EITHER Articles of Incorporation, Corporate Borrower’s Resolution or other document that demonstrates the signor opposite this statement is authorized to sign on behalf of the TRANSFEROR	AUTHORIZED SIGNATURE